Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-288366

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 9, 2025)

The Export-Import Bank of Korea

(A statutory juridical entity established under The Export-Import Bank of Korea Act of 1969, as amended, in the Republic of Korea)

US$1,250,000,000 3.750% Green Notes due 2029

US$1,250,000,000 3.875% Notes due 2031

US$500,000,000 4.375% Notes due 2036

US$500,000,000 Floating Rate Notes due 2029

Our US$1,250,000,000 aggregate principal amount of green notes due 2029 (the “2029 Green Notes”) will bear interest at a rate of 3.750% per annum, our US$1,250,000,000 aggregate principal amount of notes due 2031 (the “2031 Notes”) will bear interest at a rate of 3.875% per annum, our US$500,000,000 aggregate principal amount of notes due 2036 (the “2036 Notes”) will bear interest at a rate of 4.375% per annum and our US$500,000,000 aggregate principal amount of floating rate notes due 2029 (the “Floating Rate Notes,” and together with the 2029 Green Notes, the 2031 Notes and the 2036 Notes, the “Notes”) will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus 0.40% per annum. Interest on the 2029 Green Notes is payable semi-annually in arrear on January 13 and July 13 of each year, beginning on July 13, 2026. Interest on the 2031 Notes is payable semi-annually in arrear on January 13 and July 13 of each year, beginning on July 13, 2026. Interest on the 2036 Notes is payable semi-annually in arrear on January 13 and July 13 of each year, beginning on July 13, 2026. Interest on the Floating Rate Notes is payable quarterly in arrear on January 13, April 13, July 13 and October 13 of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on the Floating Rate Notes Interest Payment Date falling on or nearest to April 13, 2026 in respect of the period from (and including) January 13, 2026 to (but excluding) the Floating Rate Notes Interest Payment Date falling on or nearest to April 13, 2026. The Floating Rate Notes will mature on the Floating Rate Notes Interest Payment Date falling on or nearest to January 13, 2029.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	2029 Green Notes			2031 Notes			2036 Notes			Floating Rate Notes
	Per Note	Total		Per Note	Total		Per Note	Total		Per Note	Total
Public offering price	99.930%	US$	1,249,125,000	99.488%	US$	1,243,600,000	99.137%	US$	495,685,000	100.000%	US$	500,000,000
Underwriting discounts	0.300%	US$	3,750,000	0.300%	US$	3,750,000	0.300%	US$	1,500,000	0.300%	US$	1,500,000
Proceeds to us, before expenses	99.630%	US$	1,245,375,000	99.188%	US$	1,239,850,000	98.837%	US$	494,185,000	99.700%	US$	498,500,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from (and including) January 13, 2026.

Applications will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. There can be no assurance that we will obtain or be able to maintain a listing of the Notes on the SGX- ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. In addition, application for listing of the Notes will be made to the International Securities Market of the London Stock Exchange. Application will also be made for listing of the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

The underwriters expect to deliver the Notes to investors through the book-entry facilities of DTC, in each case on or about January 13, 2026.

Joint Bookrunners and Lead Managers

Citigroup
Deutsche Bank
HSBC
Mizuho
Morgan Stanley
MUFG
Wells Fargo Securities

Joint Lead Manager

Mirae Asset Securities

Prospectus Supplement Dated January 6, 2026

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

Prospectus Supplement

Prospectus

CERTAIN DEFINED TERMS

All references to “we” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. References to “~~W~~,” “Won” or “Korean won” are to the lawful currency of Korea and references to “US$” or “U.S. dollars” are to the lawful currency of the United States. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Our financial information included in this prospectus supplement was prepared under International Financial Reporting Standards as adopted by Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and/or information are to financial statements and/or information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

IMPORTANT NOTICES

MiFID II product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

UK MiFIR product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, each as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

ADDITIONAL INFORMATION

The information in this prospectus supplement is in addition to the information contained in our accompanying prospectus dated July 9, 2025. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-288366, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

WE ARE RESPONSIBLE FOR THE ACCURACY OF THE INFORMATION IN THIS DOCUMENT

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The address of our registered office is 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus, and assumes no liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

NOTE TO INVESTORS

No assurance is given by us or the Underwriters or any of their affiliates that investing in the 2036 Notes or the use of proceeds by us will satisfy, whether in whole or in part, any present or future investor expectations or requirements with respect to artificial intelligence (“AI”)-related financing, including related criteria or goals. See “Artificial Intelligence Transformation Program.” No independent verification as to the accuracy or completeness or lack thereof of the information contained in the “Artificial Intelligence Transformation Program” section of this prospectus supplement has been done by the Underwriters or any of their affiliates. The information contained in the “Artificial Intelligence Transformation Program” section of this prospectus supplement (a) is not a substitute for an investor’s independent evaluation and analysis and (b) should not be considered as a recommendation by the Underwriters or any of their affiliates that any transactions or related projects described in the “Artificial Intelligence Transformation Program” section of this prospectus supplement achieve any particular criteria or requirement related to AI financing to which the investor may be subject. The “Artificial Intelligence Transformation Program” section has been prepared, in part, based on certain forward-looking statements and projections provided by us. Any such statements and projections reflect various estimates and assumptions by us concerning anticipated results. No representations or warranties are made by the Underwriters or any of their affiliates as to the accuracy of any such statements or projections. Whether or not any such forward-looking statements or projections are in fact achieved will depend upon future events, some of which may not be within our control. See “Forward-Looking Statements” in the accompanying prospectus. Accordingly, actual results may vary from the projected results and such variations may be material. No fiduciary duties are owed to any party by the Underwriters or any of their affiliates.

IMPORTANT NOTICE TO PROSPECTIVE INVESTORS

Prospective investors should be aware that certain intermediaries in the context of this offering of the Notes, including certain underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission of Hong Kong (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of The Export-Import Bank of Korea (the “Issuer”), a CMI or its group companies would be considered under the SFC Code as having an association (“Association”) with the Issuer, the CMI or the relevant group company. Prospective investors associated with the Issuer or any CMI (including its group companies) should specifically disclose this when placing an order for the Notes and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering.

Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering. Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the underwriter or its group company has more than a 50 per cent. interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. If a prospective investor is otherwise affiliated with any underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a

“proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the underwriters and/or any other third parties as may be required by the SFC Code, including to the Issuer, any OCs, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. Failure to provide such information may result in that order being rejected.

Notice to investors in Singapore: By accepting this prospectus supplement and the accompanying prospectus, if you are an investor in Singapore, you: (I) represent and warrant that you are either (1) an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA; or (2) an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA, and (II) agree to be bound by the limitations and restrictions described herein.

UK FINANCIAL PROMOTION LEGEND

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

NOT AN OFFER IF PROHIBITED BY LAW

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and it is prohibited to use them to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

INFORMATION PRESENTED ACCURATE AS OF DATE OF DOCUMENT

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. This prospectus supplement may only be used for the purposes for which it has been published. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$1,250,000,000 aggregate principal amount of 3.750% green notes due January 13, 2029 (the “2029 Green Notes”), US$1,250,000,000 aggregate principal amount of 3.875% notes due January 13, 2031 (the “2031 Notes”), US$500,000,000 aggregate principal amount of 4.375% notes due January 13, 2036 (the “2036 Notes”) and US$500,000,000 aggregate principal amount of floating rate notes due January 13, 2029 (the “Floating Rate Notes,” and together with the 2029 Green Notes, the 2031 Notes and the 2036 Notes, the “Notes”).

The 2029 Green Notes will bear interest at a rate of 3.750% per annum, payable semi-annually in arrear on January 13 and July 13 of each year. The first interest payment on the 2029 Green Notes will be made on July 13, 2026 in respect of the period from (and including) January 13, 2026 to (but excluding) July 13, 2026. Interest on the 2029 Green Notes will accrue from January 13, 2026 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—2029 Green Notes.”

The 2031 Notes will bear interest at a rate of 3.875% per annum, payable semi-annually in arrear on January 13 and July 13 of each year. The first interest payment on the 2031 Notes will be made on July 13, 2026 in respect of the period from (and including) January 13, 2026 to (but excluding) July 13, 2026. Interest on the 2031 Notes will accrue from January 13, 2026 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—2031 Notes.”

The 2036 Notes will bear interest at a rate of 4.375% per annum, payable semi-annually in arrear on January 13 and July 13 of each year. The first interest payment on the 2036 Notes will be made on July 13, 2026 in respect of the period from (and including) January 13, 2026 to (but excluding) July 13, 2026. Interest on the 2036 Notes will accrue from January 13, 2026 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—2036 Notes.”

The Floating Rate Notes will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus 0.40% per annum, payable quarterly in arrear on January 13, April 13, July 13 and October 13 of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on the Floating Rate Notes Interest Payment Date falling on or nearest to April 13, 2026 in respect of the period from (and including) January 13, 2026 to (but excluding) the Floating Rate Notes Interest Payment Date falling on or nearest to April 13, 2026. Interest on the Floating Rate Notes will accrue from (and including) January 13, 2026 and will be computed on the basis of the actual number of days in the applicable Floating Rate Notes Interest Period (as defined herein) divided by 360. See “Description of the Notes—Payment of Principal and Interest—Floating Rate Notes.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

We do not have any right to redeem the Notes prior to maturity.

Listing

Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000. In addition, application for listing of the Notes will be made to the International Securities Market of the London Stock Exchange. Application will also be made for listing of the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

Form and settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects so that such further issue shall be consolidated and form a single series with the Notes. We will not issue any such additional debt securities unless the issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or such additional debt securities would otherwise be part of the same “issue” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January 13, 2026, which we expect will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

The Hongkong and Shanghai Banking Corporation Limited will offer the Notes in the United States through its registered broker-dealer affiliate in the United States, HSBC Securities (USA) Inc.

Mirae Asset Securities Co., Ltd. has agreed not to offer or sell any Notes in the United States or to any U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The 2029 Green Notes

Use of Proceeds from the Sale of the 2029 Green Notes

We will use an amount equal to the net proceeds from the sale of the 2029 Green Notes to finance or refinance, in whole or in part, new or existing projects or assets related to the Eligible Green Projects or Assets (as defined below), as set forth in our Sustainable Finance Framework, which may be updated from time to time and is currently in alignment with the Green Bond Principles 2025 published by the International Capital Markets Association.

The net proceeds from the sale of the 2029 Green Notes can be used for the re-financing of operating expenses with a look-back period of 36 months.

Eligible Green Projects or Assets include projects or assets related to: (i) renewable energy, (ii) energy efficiency, (iii) clean transportation, (iv) pollution prevention and control, (v) sustainable marine transportation and (vi) sustainable water and wastewater management, as more fully explained below:

•

Renewable energy: infrastructure dedicated to connecting renewable energy production and storage units to the grid (including powerlines and related infrastructure such as substations) and projects aimed at developing the generation and use of renewable energy, such as solar energy, wind energy, marine energy, hydro energy, bioenergy and geothermal energy for electricity generation, and fuel cell and other energy storage systems for renewable energy projects and assets, as well as supporting vessels that are needed for the installation and ongoing operation and maintenance of offshore winds;

•

Energy efficiency: projects aimed at developing and manufacturing infrastructure, equipment and technology that improve energy efficiency, including but not limited to battery facilities, energy storage facilities, smart grid technologies, waste heat recovery technologies and energy management systems, as well as developing technologies such as LED lighting, smart meters for households and replacement of boilers to improve energy performance;

•

Clean transportation: projects aimed at developing and manufacturing low-carbon passenger and freight transportation or related infrastructure, including but not limited to passenger non-public transportation, passenger public transportation, freight rail and road freight, as well as developing, manufacturing and recycling of rechargeable batteries and fuel cell for clean transportation;

•

Pollution prevention and control: projects aimed at developing and manufacturing infrastructure, equipment and technology for recycling of materials, reuse of materials and recycling of organic waste into biogas or biomass energy;

•

Sustainable marine transportation: projects aimed at investments and expenditures related to the construction, design and maintenance of clean and sustainable vessels (“CSVs”), with such CSVs attaining certain criteria established by the EU Taxonomy, the retrofitting of engines of existing vessels with alternative fuels and infrastructure (including ports) which is dedicated to refueling or recharging of CSVs; and

•

Sustainable water and wastewater management: projects aimed at developing and manufacturing infrastructure equipment and technology for provision of clean and/or drinking water, wastewater treatment, prevention of water pollution, increase of water-use efficiency, restoration of hydroecological systems and flooding mitigation such as urban drainage systems.

Project Evaluation and Selection Process

Under our project evaluation and selection process, the Eligible Green Projects or Assets will be identified and selected using the criteria indicated above by our Sustainable Finance Working Group, which is composed of representatives from our Treasury, ESG Management, Credit Policy, Engineering & Environment Advisory and Finance departments. The Sustainable Finance Working Group will review and monitor the allocation of net proceeds from the sale of the 2029 Green Notes on an annual basis, and as necessary, to ensure that the proceeds are allocated to Eligible Green Projects or Assets in accordance with our Sustainable Finance Framework.

Management of Proceeds

An amount equal to the net proceeds from the issue of the 2029 Green Notes will be deposited in our general funding accounts and earmarked for allocation to Eligible Green Projects or Assets. We will monitor and track the allocation of the net proceeds from the 2029 Green Notes through our internal records. Any balance of the net proceeds from the 2029 Green Notes not yet allocated to Eligible Green Projects or Assets may be managed in cash or cash equivalents or used to repay existing borrowings under our general credit facilities.

Reporting

We will publish a report on the allocation of the net proceeds from the sale of the 2029 Green Notes within one year from the date of issuance of the 2029 Green Notes and annually thereafter until the proceeds from the sale of the 2029 Green Notes have been fully allocated, and as necessary in the event of any material developments. Such reports will include allocation information, such as the aggregate amount allocated to Eligible Green Projects or Assets, examples of such Eligible Green Projects or Assets (subject to our confidentiality obligations) and the remaining balance of unallocated proceeds. Impact reporting will be disclosed where possible and will include relevant environmental impacts associated with the Eligible Green Projects or Assets that were funded with the net proceeds from the sale of the 2029 Green Notes (the “Impact Reports”).

External Review

DNV, an external consultant, has issued an opinion dated November 12, 2025 on our Sustainable Finance Framework (the “Second Party Opinion”). An independent verifier will also be issuing verification reports (“Verification Reports”) on the allocation of an amount equal to the net proceeds from the issue of the 2029 Green Notes on an annual basis, and more frequently in case of any material changes, starting one year after the issuance of the 2029 Green Notes until full allocation. Our Sustainable Finance Framework, the Second Party Opinion and the Impact Reports are, and the Verification Reports will be, publicly available on the following website: https://www.koreaexim.go.kr/he/HPHEOM033M01.

Investment Considerations

The 2029 Green Notes may not be a suitable investment for all investors seeking exposure to “green” assets. We will allocate an amount equivalent to the net proceeds from the issuance of the 2029 Green Notes to finance or refinance, in whole or in part, new or existing Eligible Green Projects or Assets as described in “Use of Proceeds from the Sale of the 2029 Green Notes” above in accordance with our Sustainable Finance Framework, which may be updated from time to time and is currently in alignment with the Green Bond Principles 2025 published by the International Capital Markets Association. The examples of Eligible Green Projects or Assets provided in “Use of Proceeds from the Sale of the 2029 Green Notes” above are for illustrative purposes only and no assurance can be provided by us or any of the Underwriters that disbursements for projects with these specific characteristics will be made by us during the term of the 2029 Green Notes. Our Sustainable Finance Framework is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus.

There is currently no market consensus on what precise attributes are required for a particular project or series of notes to be defined as “green,” and therefore, no assurance can be provided by us or any of the Underwriters to potential investors that selected Eligible Green Projects or Assets will continue to meet the relevant eligibility criteria or any present or future investor expectations or requirements regarding environmental performance. Although Eligible Green Projects or Assets are expected to be selected in accordance with the categories recognized under our Sustainable Finance Framework and are expected to be developed in accordance with relevant legislation and standards, there can be no guarantee that the projects will deliver the environmental benefits as anticipated, or that adverse environmental impacts will not occur during the design, construction, commissioning and operation of any such projects. In addition, where any negative impacts are insufficiently mitigated, the projects may become controversial and may be criticized by activist groups or other stakeholders.

The Second Party Opinion may not reflect the potential impact of all risks related to the structure, market, additional risks discussed above and other factors that may affect the value of the 2029 Green Notes. The Second Party Opinion is not a recommendation to buy, sell or hold securities and is only current as of the date that the Second Party Opinion was initially issued and may be updated, suspended or withdrawn at any time.

Currently, the providers of second party opinions and certifications are not subject to any regulatory regime or oversight. In addition, although we have agreed to certain reporting and use of proceeds obligations in connection with certain environmental criteria, our failure to comply with such obligations does not constitute a breach or an event of default under the 2029 Green Notes. A withdrawal of the Second Party Opinion or any failure by us to use an amount equivalent to the net proceeds from the issuance of the 2029 Green Notes on Eligible Green Projects or Assets or to meet or continue to meet the investment requirements of certain environmentally-focused investors with respect to the 2029 Green Notes may affect the value of the 2029 Green Notes and may have consequences for certain investors with portfolio mandates to invest in “green” assets. The Second Party Opinion is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus.

In the event that the 2029 Green Notes are included in any dedicated “green,” “environmental” or other similarly-labelled index, no assurance is given by us or any other person that such listing or admission, or inclusion in such index, satisfies any present or future investor expectations or requirements as regards to any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own constitutive documents or other governing rules or investment portfolio mandates. Each potential investor should carefully consider the factors described in the Sustainable Finance Framework. None of us or the Underwriters make any representation as to whether the 2029 Green Notes fulfil the relevant environmental criteria or that an amount equal to the net proceeds from the sale of the 2029 Green Notes will be used for Eligible Green Projects or Assets. Moreover, no assurance can be provided with respect to the suitability or reliability of the Second Party Opinion or that the 2029 Green Notes will fulfil the criteria to qualify as “green” bonds. The Underwriters have not undertaken, nor are they responsible for, any assessment of the eligibility of the projects within the definition of Eligible Green Projects or Assets or the monitoring of the use of proceeds from the offering of the 2029 Green Notes. Each potential purchaser of the 2029 Green Notes should determine for itself the relevance of the information contained in this prospectus supplement regarding the use of proceeds and its purchase of the 2029 Green Notes should be based upon such investigation as it deems necessary.

The 2031 Notes and the Floating Rate Notes

We will use the net proceeds from the sale of the 2031 Notes and the Floating Rate Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

The 2036 Notes

We will use the net proceeds from the sale of the 2036 Notes for our general operations, which may include the implementation of our Artificial Intelligence Transformation Program, extending foreign currency loans and repayment of our maturing debt and other obligations. For further information, see “Artificial Intelligence Transformation Program.”

ARTIFICIAL INTELLIGENCE TRANSFORMATION PROGRAM

The information disclosed in this section is related to our overall business strategy and should not be construed as a representation related to the use of proceeds from the sale of the 2036 Notes. Failure to achieve the targets referred to herein will not constitute an event of default under the 2036 Notes, nor will any such failure have any other impact on the 2036 Notes or the offering of the 2036 Notes.

Overview

Established in 1976, we are Korea’s official export credit agency and one of Korea’s leading policy banks, with the mandate to facilitate the development of Korea’s economy and enhance economic cooperation with foreign countries through the provision of a broad range of financial products. Our financial support is mainly related to export and import transactions, overseas investment projects and the development of overseas natural resources, ranging from project financing for large-scale projects to loans and guarantees for small- and medium-sized enterprises (“SMEs”).

In alignment with Korea’s national policy agenda, we are supporting Korea’s transition to an “ultra-innovative economy” through our 4 eX-Initiatives focusing on:

1.	eXcelerated Export Growth: strengthening policy finance to boost export competitiveness across advanced industries;

2.	eXpansive Financial Diplomacy: deploying strategic finance to expand Korea’s global economic partnerships;

3.	eXtended Economic Security: financing resilient supply chains and securing critical resources; and

4.	eXcellence in Foundation: building a sustainable policy-finance platform through ESG leadership, digital innovation and advanced risk management.

Through these initiatives, we are implementing key programs with the objective to:

•	Launch AI-focused programs with preferential interest rates, borrowing capacity and expanded investment across the full value chain;

•	Reduce tariff-related risks and drive export market diversification with the Export Vitality ON financial support package;

•	Facilitate US$350 billion of investments in the United States via export financing incentives, tariff relief, and fast-track SME funding; and

•	Launch specialized programs to strengthen competitiveness in key sectors such as defense, nuclear energy and infrastructure.

Recently, the Government has articulated a policy direction aimed at revitalizing the economy and industry by leveraging Korea’s built-in strengths as an information technology (“IT”) leader and manufacturing powerhouse, while strengthening the foundation for sustainable growth. Under this agenda, policy initiatives are focused on accelerating AI transformation and innovation across the economy, including AI robotics, AI factories, AI semiconductors and AI applications, alongside strategic sectors such as shipbuilding, automobiles, energy, infrastructure and advanced manufacturing.

The new administration has designated AI competitiveness, alongside energy transition, as a top national growth agenda, and is pursuing the establishment and reorganization of related government bodies. These initiatives are designed to enhance productivity, expand market accessibility, revitalize corporations and support startups and SMEs, with the objective of positioning Korea among the world’s top three AI nations, strengthening economic resilience and supporting long term growth.

In this context, we aim to reinforce our role as a policy financial institution by supporting the development and adoption of AI-related technologies through appropriately structured financial instruments, including the launch of dedicated financial programs. As a key policy financier, we aim to support the development, deployment and global expansion of AI-related capabilities by providing financing across the AI value chain, including AI-adjacent industries and enabling infrastructure.

In December 2025, we announced the rollout of a comprehensive financial support package, titled the Artificial Intelligence Transformation Program (the “AX Program”), to provide ~~W~~20 trillion (~US$13.5 billion) in loans and guarantees to fund the AI industry over the next five years. This includes ~~W~~2 trillion (~US$1.35 billion) under a special preferential rate program for companies focusing on the development and manufacture of AI semiconductors, data center equipment (including power equipment), AI models, AI solutions, autonomous driving, robotics and smart factories. Another ~~W~~2 trillion (~US$1.35 billion) will be dedicated to nurturing 100 AI startups over the next five years, including in the form of indirect investment through venture capitals and similar channels in the short term, as well as direct investments in the medium- to long-term.

The package will also seek to provide a range of venture support tools for SMEs, such as:

•	Strategic loans guaranteed through special credit guarantee programs;

•	Loans based on technology evaluation and investment performance;

•	Expanded consulting support for AI-related SMEs and mid-sized firms; and

•	Preferential interest rates for overseas project financing in the AI industry.

In addition, we aim to enter into more partnership agreements with leading AI-related companies in order to help foster a robust AI ecosystem and promote mutually beneficial exports of relevant products. These efforts are expected to offer tailored financial support for exports of AI-related products, such as AI chips, sensors and energy solutions, as well as export financing and research and development (“R&D”) funding for SMEs participating in overseas projects undertaken by such companies.

Strategic objectives

As part of our AX Program, we intend to support the following objectives:

•	Supporting the strengthening of Korea’s AI foundations and strategic national drive for AI innovation;

•	Enhancing the competitiveness of high technology and strategic industries through AI adoption and innovation;

•	Accelerating the growth of exports of AI-enabled products, services and solutions;

•	Promoting economy-wide digital transformation, including among SMEs and mid-sized enterprises;

•	Strengthening economic security by supporting the AI value chain (from core technologies such as AI hardware to AI infrastructure, AI models, AI applications and deployment across industries); and

•	Supporting sustainable, long-term growth through productivity-enhancing technologies.

Scope of AI-related financing activities across the AI value chain

AI-related financing may include, but is not limited to, support for the following areas:

1.	AI hardware and core components

•	Advanced computing hardware supporting AI workloads, including graphics processing units (“GPUs”), high bandwidth memory (“HBM”), AI-specific processors, sensors and related semiconductor components;

•	Investment in R&D, pilot production and manufacturing facilities; and

•	Financing for technology development and initial market penetration.

2.	AI infrastructure and computing platforms

•	Data centers and AI computing facilities, including large-scale and high-performance domestic data centers;

•	Cloud, network and storage infrastructure supporting AI deployment;

•	Energy and power infrastructure required to support AI computing demand; and

•	Infrastructure-related export financing and overseas project support.

3.	AI models and systems

•	Development and commercialization of foundational and specialized AI models;

•	Financing for R&D, operating capital and scaling activities; and

•	Venture investment and support for SME and startup growth within the AI ecosystem.

4.	AI applications and industrial deployment

•	Deployment of AI solutions across manufacturing sites, logistics, mobility, energy, construction and service industries;

•	Support for AI model utilization and commercialization; and

•	Preferential financing for export-oriented AI products and services.

Examples of projects

In recent years, we have provided policy-based financial support across a broad range of AI-related and adjacent industries, including next-generation semiconductors, smart manufacturing, robotics and data center-related infrastructure, reflecting our role in supporting innovation-driven and export-oriented sectors in line with government policy priorities. In 2024, we extended an R&D loan to a domestic semiconductor manufacturer to support the development of next-generation HBM technology, which is designed to be integrated into products manufactured by leading global AI companies. Following an initial assessment based on the company’s standard R&D expenditure framework, the project was evaluated as a successful pilot, which prompted us to streamline our internal procedures and expand the availability of similar support for technology development in other key areas.

Investment considerations

The 2036 Notes may not be a suitable investment for all investors seeking exposure to AI finance-related assets. There is currently no market consensus on what precise attributes are required for a particular project or financing to be considered as “AI finance-related,” and therefore, no assurance can be provided to investors that the use of proceeds from the sale of the 2036 Notes, whether in whole or in part, will satisfy any present or future AI finance-related expectations or requirements of any investor. Neither we nor the Underwriters or any of their affiliates makes any representations or assurances as to whether (or is responsible for ensuring that) the characterization of the 2036 Notes as AI finance-related or the expected impact of the 2036 Notes will (i) comport with any investor’s definition of AI finance, (ii) meet any investor’s criteria and expectations with regard to the related impact or (iii) comport with the characterization or definitions used by any other institution in the public or private sectors. The 2036 Notes are not subject to any formal thematic framework, and no second party opinion or external verification has been obtained. Each potential purchaser of the 2036 Notes should determine for itself the relevance of the information contained in this prospectus supplement regarding the use of proceeds from the sale of the 2036 Notes.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated July 9, 2025. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE EXPORT-IMPORT BANK OF KOREA

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with K-IFRS. Our financial information as of and for the nine months ended September 30, 2025 and 2024 in this prospectus supplement is presented based on our unaudited internal management accounts.

Overview

As of June 30, 2025, we had ~~W~~88,376 billion of outstanding loans, including ~~W~~37,993 billion of outstanding export credits, ~~W~~35,847 billion of outstanding overseas investment credits and ~~W~~12,115 billion of outstanding import credits, as compared to ~~W~~91,845 billion of outstanding loans, including ~~W~~38,964 billion of outstanding export credits, ~~W~~37,782 billion of outstanding overseas investment credits and ~~W~~12,640 billion of outstanding import credits as of December 31, 2024.

Capitalization

As of June 30, 2025, our authorized capital was ~~W~~25,000 billion and our capitalization was as follows:

	June 30, 2025(1)
	(billions of Won) (unaudited)
Long-Term Debt(2)(3)(4)(5)(6):
Borrowings in Korean Won	~~W~~	—
Borrowings in Foreign Currencies		2,329
Export-Import Financing Debentures		54,783

Total Long-term Debt	~~W~~	57,112

Capital and Reserves:
Capital Stock(7)	~~W~~	17,173
Additional Paid-in Capital		—
Capital Adjustments		(155)
Retained Earnings		3,690
Legal Reserve(8)		710
Voluntary Reserve(8)		2,271
Regulatory Reserve for Loan Losses(9)		14
Unappropriated Retained Earnings		695
Other Components of Equity(10)		3,126

Total Capital and Reserves	~~W~~	23,834

Total Capitalization	~~W~~	80,946

(1)	Except as described in this prospectus supplement, there has been no material adverse change in our capitalization since June 30, 2025.
(2)	Consists of borrowings and debentures with maturities of more than a year remaining.
(3)

We have translated borrowings in foreign currencies as of June 30, 2025 into Won at the rate of ~~W~~1,356.4 to US$1.00, which was the market average exchange rate as announced by the Seoul Money Brokerage Services Ltd., on June 30, 2025.

(4)

As of June 30, 2025, we had contingent liabilities totaling ~~W~~60,474 billion, which consisted of ~~W~~46,395 billion under outstanding guarantees and acceptances and ~~W~~14,079 billion under contingent guarantees and acceptances issued on behalf of our clients. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 36.”

(5)

As of June 30, 2025, we had entered into 713 interest rate related derivative contracts with a notional amount of ~~W~~79,655 billion and 483 currency related derivative contracts with a notional amount of ~~W~~33,922 billion in accordance with our policy to hedge interest rate and currency risks. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 20.”

(6)

See “The Export-Import Bank of Korea—Description of Assets and Liabilities—Sources of Funding” of the accompanying prospectus for an explanation of these sources of funds. All of our borrowings, whether domestic or international, are unsecured and unguaranteed.

(7)

As of June 30, 2025, our authorized ordinary share capital was ~~W~~25,000 billion and issued fully-paid ordinary share capital was ~~W~~17,173 billion. For more information, see “The Export-Import Bank of Korea—Business—Government Support and Supervision” of the accompanying prospectus.

(8)

See “The Export-Import Bank of Korea—Business—Government Support and Supervision” of the accompanying prospectus for a description of the manner in which annual net income is transferred to the legal reserve and may be transferred to the voluntary reserve.

(9)

If the estimated allowance for credit loss determined by K-IFRS for accounting purposes is lower than that for regulatory purposes as required by Regulation on Supervision of Banking Business, we reserve such difference as regulatory reserve for loan losses. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 23.”

(10)	See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 22.”

Selected Financial Statement Data

Recent Developments

The following tables present selected separate financial information as of September 30, 2025 and December 31, 2024 and for the first nine months of 2025 and 2024, which has been derived from our unaudited separate internal management accounts as of September 30, 2025 and for the first nine months of 2025 and 2024 prepared in accordance with K-IFRS.

	Nine Months Ended September 30,
	2025		2024
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	~~W~~	3,969	~~W~~	4,623
Total Interest Expense		3,288		4,040
Net Interest Income		681		583
Operating Income		1,173		763
Income before Income Tax		1,176		764
Income Tax Expense		310		202
Net Income		866		563

	As of September 30, 2025 (unaudited)		As of December 31, 2024
	(billions of Won)
Balance Sheet Data
Total Loan Credits(1)	~~W~~	93,259	~~W~~	91,845
Total Borrowings(2)		97,928		100,049
Total Assets		129,248		131,340
Total Liabilities		105,195		110,015
Total Shareholders’ Equity		24,054		21,325

(1)

Gross amount, including domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currency, private placement corporate bonds in local currency and others and before deducting allowance for loan losses and net deferred loan origination fees and costs.

(2)	Includes debentures.

For the first nine months of 2025, we had net income of ~~W~~866 billion compared to ~~W~~563 billion for the corresponding period of 2024. The principal factors for the increase in net income included:

•

a change to a reversal of impairment loss on credit of ~~W~~264 billion for the first nine months of 2025 compared to an additional impairment loss on credit of ~~W~~90 billion for the corresponding period of 2024, mainly reflecting a general improvement in the overall asset quality of our loan portfolio, including in connection with our loans made to Hanwha Ocean Co., Ltd., in the first nine months of 2025; and

•

an increase in net interest income to ~~W~~681 billion for the first nine months of 2025 from ~~W~~583 billion for the corresponding period of 2024, due to a decrease in interest expense to ~~W~~3,288 billion for the first nine months of 2025 from ~~W~~4,040 billion for the corresponding period of 2024 which more than offset a decrease in interest income to ~~W~~3,969 billion for the first nine months of 2025 from ~~W~~4,623 billion for the corresponding period of 2024, resulting mainly from the lower level of interest rates applicable to our debentures.

The above factors were offset in part by an increase in income tax expenses to ~~W~~310 billion for the first nine months of 2025 from ~~W~~202 billion for the corresponding period of 2024, primarily due to an increase in income before income tax to ~~W~~1,176 billion for the first nine months of 2025 from ~~W~~764 billion for the corresponding period of 2024.

As of September 30, 2025, our total assets decreased to ~~W~~129,248 billion from ~~W~~131,340 billion as of December 31, 2024, primarily due to a decrease in cash and due from financial institutions to ~~W~~6,759 billion as of September 30, 2025 from ~~W~~12,916 billion as of December 31, 2024, the effect of which was largely offset by an increase in financial investments to ~~W~~22,606 billion as of September 30, 2025 from ~~W~~19,332 billion as of December 31, 2024.

As of September 30, 2025, our total liabilities decreased to ~~W~~105,195 billion from ~~W~~110,015 billion as of December 31, 2024, primarily due to a decrease in borrowings to ~~W~~4,828 billion as of September 30, 2025 from ~~W~~6,854 billion as of December 31, 2024, a decrease in hedging derivative liabilities to ~~W~~1,257 billion as of September 30, 2025 from ~~W~~2,378 billion as of December 31, 2024 and a decrease in financial liabilities at fair value through profit or loss to ~~W~~1,970 billion as of September 30, 2025 from ~~W~~3,014 billion as of December 31, 2024.

As of September 30, 2025, our total shareholders’ equity increased to ~~W~~24,054 billion from ~~W~~21,325 billion as of December 31, 2024, primarily due to an increase in other components of equity to ~~W~~3,174 billion as of September 30, 2025 from ~~W~~1,240 billion as of December 31, 2024, an increase in retained earnings to ~~W~~3,861 billion as of September 30, 2025 from ~~W~~3,365 billion as of December 31, 2024 and an increase in capital stock to ~~W~~17,173 billion as of September 30, 2025 from ~~W~~16,873 billion as of December 31, 2024.

Separate Financial Statement Data

You should read the following financial statement data together with our separate financial statements and notes included in this prospectus supplement. The following tables present selected separate financial information as of June 30, 2025 and December 31, 2024 and for the six months ended June 30, 2025 and 2024, which has been derived from our unaudited separate K-IFRS financial statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024 included in this prospectus supplement:

	Six Months Ended June 30,
	2025		2024

	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	~~W~~	2,689	~~W~~	3,083
Total Interest Expense		2,205		2,717
Net Interest Income		484		366
Operating Income		906		615
Income before Income Tax		912		617
Income Tax Expense		217		110
Net Income		695		507

	As of June 30, 2025 (unaudited)		As of December 31, 2024

	(billions of Won)
Balance Sheet Data
Total Loan Credits(1)	~~W~~	88,376	~~W~~	91,845
Total Borrowings(2)		95,024		100,049
Total Assets		126,421		131,340
Total Liabilities		102,587		110,015
Total Shareholders’ Equity		23,834		21,325

(1)

Gross amount, including domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currency, private placement corporate bonds in local currency and others and before deducting allowance for loan losses and net deferred loan origination fees and costs.

(2)	Includes debentures.

For the first half of 2025, we had net income of ~~W~~695 billion compared to ~~W~~507 billion for the corresponding period of 2024, primarily due to a change in net gain (loss) on hedging derivative assets to a net gain of ~~W~~2,380 billion for the first half of 2025 from a net loss of ~~W~~1,200 billion for the corresponding period of 2024, due to an increase in gain on hedging instruments to ~~W~~2,963 billion for the first half of 2025 from ~~W~~537 billion for the corresponding period of 2024 and a decrease in loss on hedging instruments to ~~W~~583 billion for the first half of 2025 from ~~W~~1,737 billion for the corresponding period of 2024, which in turn were primarily due to continued volatility in exchange rates (including USD and AUD) and interest rates (including the USD 3-Month London Interbank Offered Rate Fallback, the USD 6-Month London Interbank Offered Rate Fallback and the Secured Overnight Financing Rate) in the first half of 2025 (see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 28”).

These factors were mostly offset by a change in net gain (loss) on foreign exchange transactions to a net loss of ~~W~~1,109 billion for the first half of 2025 from a net gain of ~~W~~804 billion for the corresponding period of 2024, primarily due to continued volatility in exchange rates in the first half of 2025, and a change in net other operating income (expenses) to net expenses of ~~W~~943 billion for the first half of 2025 from net income of ~~W~~573 billion for the corresponding period of 2024, primarily due to a change in net gain (loss) on fair value hedged items to a net loss of ~~W~~942 billion for the first half of 2025 from a net gain of ~~W~~574 billion for the corresponding period of 2024 (see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 30”).

As of June 30, 2025, our total assets decreased to ~~W~~126,421 billion from ~~W~~131,340 billion as of December 31, 2024, primarily due to a decrease in cash and due from financial institutions to ~~W~~9,179 billion as of June 30, 2025 from ~~W~~12,916 billion as of December 31, 2024 and a decrease in loans at amortized cost to ~~W~~85,527 billion as of June 30, 2025 from ~~W~~88,726 billion as of December 31, 2024, the effects of which were offset in part by an increase in financial investments to ~~W~~22,105 billion as of June 30, 2025 from ~~W~~19,332 billion as of December 31, 2024.

As of June 30, 2025, our total liabilities decreased to ~~W~~102,587 billion from ~~W~~110,015 billion as of December 31, 2024, primarily due to a decrease in debentures to ~~W~~90,369 billion as of June 30, 2025 from ~~W~~93,195 billion as of December 31, 2024, a decrease in borrowings to ~~W~~4,655 billion as of June 30, 2025 from ~~W~~6,854 billion as of December 31, 2024, a decrease in hedging derivative liabilities to ~~W~~1,341 billion as of June 30, 2025 from ~~W~~2,378 billion as of December 31, 2024 and a decrease in financial liabilities at fair value through profit or loss to ~~W~~1,981 billion as of June 30, 2025 from ~~W~~3,014 billion as of December 31, 2024.

As of June 30, 2025, our total shareholders’ equity increased to ~~W~~23,834 billion from ~~W~~21,325 billion as of December 31, 2024, primarily due to an increase in other components of equity to ~~W~~3,126 billion as of June 30, 2025 from ~~W~~1,240 billion as of December 31, 2024, an increase in retained earnings to ~~W~~3,690 billion as of June 30, 2025 from ~~W~~3,365 billion as of December 31, 2024 and an increase in capital stock to ~~W~~17,173 billion as of June 30, 2025 from ~~W~~16,873 billion as of December 31, 2024.

Operations

Loan Operations

In the first half of 2025, we provided total loans of ~~W~~35,783 billion, an increase of 3.2% from the corresponding period of 2024.

Export Credits

As of June 30, 2025, export credits in the amount of ~~W~~37,993 billion represented 43.0% of our total outstanding Loan Credits. Our disbursements of export credits amounted to ~~W~~18,172 billion in the first half of 2025, a decrease of 7.8% from the corresponding period of 2024, which was mainly due to a decrease in demand for loan and trade financing from domestic exporters. The depreciation of the Won against the U.S. dollar (using the average exchange rate of the U.S. dollar and Won for the first half of 2025 compared to the corresponding period of 2024) partially offset the effect of the decrease in the volume of export credits in the first half of 2025, as a substantial portion of our export credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Overseas Investment Credits

As of June 30, 2025, overseas investment credits amounted to ~~W~~35,847 billion, representing 40.6% of our total outstanding Loan Credits. Our disbursements of overseas investment credits in the first half of 2025 increased by 15.3% to ~~W~~9,118 billion from the corresponding period of 2024. The depreciation of the Won against the U.S. dollar (using the average exchange rate of the U.S. dollar and Won for the first half of 2025 compared to the corresponding period of 2024) magnified the effect of the increase in the volume of overseas investment credits in the first half of 2025, as a majority of our overseas investment credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Import Credits

As of June 30, 2025, import credits in the amount of ~~W~~12,115 billion represented 13.7% of our total outstanding Loan Credits. Our disbursements of import credits amounted to ~~W~~8,493 billion in the first half of

2025, an increase of 20.1% from the corresponding period of 2024, which was mainly due to an increase in demand for financing in foreign currency for raw materials used for export and domestic consumption. The depreciation of the Won against the U.S. dollar (using the average exchange rate of the U.S. dollar and Won for the first half of 2025 compared to the corresponding period of 2024) magnified the effect of the increase in the volume of import credits in the first half of 2025, as a substantial portion of our import credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Guarantee Operations

Guarantee commitments as of June 30, 2025 decreased to ~~W~~60,474 billion from ~~W~~63,590 billion as of December 31, 2024. Guarantees we had confirmed as of June 30, 2025 decreased to ~~W~~46,395 billion from ~~W~~49,007 billion as of December 31, 2024.

For further information regarding our guarantee and letter of credit operations, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 36”.

Description of Assets and Liabilities

Total Credit Exposure

The following table sets out our Credit Exposure as of June 30, 2025, categorized by type of exposure extended:

		June 30, 2025

		(billions of Won, except for percentages)
A	Loans in Won	~~W~~	28,794	22%
B	Loans in Foreign Currencies		55,821	42
C	Loans (A+B)		84,615	64
D	Other Loans(1)		3,761	3
E	Loan Credits (C+D)		88,376	67
F	Allowances for Loan Losses		2,401	2
G	Loan Credits (including allowance for loan losses) (E-F)		85,975	65
H	Confirmed Guarantees		46,395	35

I	Credit Exposure (G+H)	~~W~~	132,370	100%

(1)

Includes domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currencies and private placement corporate bonds in Won.

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits (including call loans and inter-bank loans in foreign currency) as of June 30, 2025, categorized by geographic area(1):

	June 30, 2025		As % of June 30, 2025 Total

	(billions of Won, except for percentages)
Asia(2)	~~W~~	74,023	84%
Europe		9,207	10
America		3,566	4
Africa		1,580	2

Total	~~W~~	88,376	100%

(1)

For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.

(2)	Includes Australia.

Individual Exposure

As of June 30, 2025, our largest Credit Exposure was to Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Marine Engineering Co., Ltd., or DSME) in the amount of ~~W~~7,070 billion. As of June 30, 2025, our second largest and third largest Credit Exposures, respectively, were to Samsung Heavy Industries Co., Ltd. in the amount of ~~W~~3,897 billion and to HD Hyundai Heavy Industries Co., Ltd. in the amount of ~~W~~3,639 billion.

The following table sets out our five largest Credit Exposures as of June 30, 2025(1):

Rank	Name of Borrower	Loan Credits		Guarantees		Total

		(billions of Won)
1	Hanwha Ocean Co., Ltd.	~~W~~	1,600	~~W~~	5,470	~~W~~	7,070
2	Samsung Heavy Industries Co., Ltd.		1,015		2,882		3,897
3	HD Hyundai Heavy Industries Co., Ltd.		—		3,639		3,639
4	HD Hyundai Samho Co., Ltd.		—		2,108		2,108
5	Hanwha Aerospace Co., Ltd.		115		1,753		1,868

(1)	Excludes loans and guarantees extended to affiliates.

Source: Internal accounting records.

Asset Quality

Asset Classifications

The following table provides information on our asset quality and loan loss reserves as of June 30, 2025:

	As of June 30, 2025
	Loan Amount(1)		Loan Loss Reserve(2)

Normal	~~W~~	183,504	~~W~~	2,411
Precautionary		427		61
Sub-standard		842		722
Doubtful		149		138
Estimated Loss		259		228

Total	~~W~~	185,181	~~W~~	3,560

(1)

These figures include loans (excluding inter-bank loans and call loans), domestic usance bills, bills bought, notes bought, advances for customers, confirmed and unconfirmed acceptances and guarantees and unused loan commitments, among others.

(2)	These figures include present value discount.

Reserves for Credit Losses

As of June 30, 2025, the amount of our non-performing assets was ~~W~~1,250 billion, a decrease of 9.8% from ~~W~~1,386 billion as of December 31, 2024. As of June 30, 2025, our non-performing asset ratio was 0.7%, which remained unchanged from December 31, 2024.

We cannot provide any assurance that our current level of exposure to non-performing assets will not increase in the future or that any of our borrowers (including our largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

The following table sets forth information regarding our loan loss reserves as of June 30, 2025:

	June 30, 2025

	(billions of Won, except for percentages)
Loan Loss Reserve (A)	~~W~~	3,560
NPA (B)(1)		1,250
Total Equity (C)		23,834
Reserve to NPA (A/B)		284.8%
Equity at Risk (B-A)/C		—

(1)	Non-performing assets, which are defined as assets that are classified as substandard or below.

Source: Internal accounting records.

Investments

As of June 30, 2025, our total investment in securities amounted to ~~W~~24,226 billion, representing 19.2% of our total assets.

The following table sets out the composition of our investment securities as of June 30, 2025:

Type of Investment Securities	Amount		%

	(billions of Won)
Financial Assets at FVOCI	~~W~~	20,920	86%
Securities at Amortized Cost		1,185	5
Investments in Associates and Subsidiaries		2,121	9

Total	~~W~~	24,226	100%

For further information relating to the classification guidelines and methods of valuation of our financial instruments (including securities), see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 5”.

Guarantees and Acceptances and Contingent Liabilities

As of June 30, 2025, we had issued a total amount of ~~W~~46,395 billion in confirmed guarantees and acceptances, of which ~~W~~46,203 billion, representing 99.6% of the total amount, was classified as normal, ~~W~~40 billion, representing 0.1% of the total amount, was classified as precautionary, and ~~W~~153 billion, representing 0.3% of the total amount, was classified as substandard or below.

Derivatives

As of June 30, 2025, our outstanding loans made at floating rates of interest totaled approximately ~~W~~65,085 billion, whereas our outstanding borrowings made at floating rates of interest (including foreign currency-denominated borrowings made at fixed rates and later swapped into U.S. dollar floating rate borrowings) totaled approximately ~~W~~62,278 billion. As of June 30, 2025, we had entered into 713 interest rate related derivative contracts with a notional amount of ~~W~~79,655 billion and had entered into 483 currency related derivative contracts with a notional amount of ~~W~~33,922 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 20”.

Sources of Funding

We raised a net total of ~~W~~34,153 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during the first half of 2025, an increase of 27.3% from ~~W~~26,834 billion in the corresponding period of 2024. Total loan repayments, including prepayments by our clients, during the first half of 2025 amounted to ~~W~~35,241 billion, an increase of 10.1% from ~~W~~31,999 billion during the corresponding period of 2024.

As of June 30, 2025, we had no outstanding borrowings from the Government. We issued Won-denominated domestic bonds in the aggregate amount of ~~W~~11,420 billion during the first half of 2025.

During the first half of 2025, we issued eurobonds in the aggregate principal amount of US$2,124 million in various types of currencies under our existing global medium term notes program, a 133.7% increase from US$909 million in the corresponding period of 2024. In addition, we issued global bonds during the first half of 2025 in the aggregate amount of US$3,000 million under our U.S. shelf registration statement compared with US$2,000 million in the corresponding period of 2024. As of June 30, 2025, the outstanding amounts of our notes and debentures were US$32,020 million, HKD 7,191 million, BRL 12,842 million, EUR 4,087 million, THB 2,000 million, CHF 450 million, AUD 4,920 million, INR 20,000 million, CNY 2,773 million, NZD 174 million, ZAR 1,915 million, GBP 336 million, CAD 65 million, MXN 12,000 million, PEN 68 million, PHP 2,400 million, JPY 114,745 million and PLN 160 million.

We also borrow from foreign financial institutions in the form of loans that are principally made bilaterally or by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from one to five years. As of June 30, 2025, the outstanding amount of such borrowings from foreign financial institutions was US$2,510 million.

As of June 30, 2025, our total paid-in capital amounted to ~~W~~17,173 billion, and the Government, The Bank of Korea and The Korea Development Bank owned 77%, 7% and 16%, respectively, of our paid-in capital.

As of June 30, 2025, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was ~~W~~95,024 billion, was equal to 15.7% of the authorized amount of ~~W~~605,049 billion.

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our debt outstanding as of June 30, 2025:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)	2025		2026		2027		2028		Thereafter

	(billions of won)
Won	~~W~~	11,650	~~W~~	12,980	~~W~~	1,650	~~W~~	1,050	~~W~~	1,250
Foreign(2)		8,632		15,240		12,413		9,393		20,898

Total Won Equivalent	~~W~~	20,282	~~W~~	28,220	~~W~~	14,063	~~W~~	10,443	~~W~~	22,148

(1)	Borrowings and debentures in foreign currency have been translated into Won at the market average exchange rate on June 30, 2025, as announced by the Seoul Money Brokerage Services Ltd.
(2)	This figure includes debentures, bank loans, commercial papers and repurchase agreements.

As of June 30, 2025, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$9,527 million, US$8,795 million and US$7,843 million, respectively. As of June 30, 2025, our total foreign currency liabilities exceeded our total foreign currency assets by US$1,635 million.

Capital Adequacy

As of June 30, 2025, our capital adequacy ratio, on a consolidated basis, was 17.2%, an increase from 15.4% as of December 31, 2024.

The following table sets forth our capital base and capital adequacy ratios (on a consolidated basis) reported as of June 30, 2025:

	June 30, 2025

	(billions of Won, except for percentages)
Tier I	~~W~~	24,097
Paid-in Capital (including capital adjustments)		17,020
Retained Earnings(1)		3,939
Accumulated other comprehensive income		3,246
Common shares issued by consolidated subsidiaries of the bank and held by third parties		1
Deductions from Tier I Capital		(109)
Capital Adjustments		—
Deferred Tax Asset		—
Others		(109)
Tier II (General Loan Loss Reserves)		2,275
Total Capital		26,372
Risk Adjusted Assets		153,718
Capital Adequacy Ratios
Tier I common equity		15.7%
Tier 1		15.7%
Tier I and Tier II		17.2%

(1)	Net amount after deducting regulatory reserve for bad loans.

Source: Internal accounting records.

Management and Employees

Management

The members of our Board of Directors are currently as follows:

Name	Board Member Since	Position
Kiyeon Hwang	October 1, 2023	Chairman and Chief Executive Officer
Jong-Hyuck Ahn	December 30, 2023	Deputy Chief Executive Officer
Yangho Ahn	October 2, 2024	Independent Director
Haesun Park	October 2, 2024	Independent Director
Chang Huh	April 10, 2023	Independent Director

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2025 and December 31, 2024 and for the six months ended June 30, 2025 and 2024 appearing in this prospectus supplement were prepared in conformity with K-IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024 included in this prospectus supplement.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF FINANCIAL POSITION

AS OF JUNE 30, 2025 AND DECEMBER 31, 2024

	Jun. 30, 2025 (Unaudited)		Dec. 31, 2024

	(Korean won in millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	~~W~~	9,179,268	~~W~~	12,915,754
Financial assets at fair value through profit or loss (“FVTPL”) (Notes 4, 5, 8 and 20)		4,360,981		5,137,067
Hedging derivative assets (Notes 4, 5 and 20)		662,059		71,450
Loans at amortized cost (Notes 4, 5, 10 and 37)		85,527,415		88,726,118
Financial investments (Notes 4, 5 and 9)		22,104,695		19,332,216
Investments in associates and subsidiaries (Note 11)		2,121,333		2,081,780
Property, plant and equipment, net (Note 12)		344,346		326,046
Intangible assets, net (Note 13)		59,259		58,554
Deferred tax assets (Note 34)		448,732		1,018,291
Net defined benefit assets (Note 18)		22,779		27,561
Other assets (Notes 4, 5, 14 and 37)		1,589,955		1,645,071

	~~W~~	126,420,822	~~W~~	131,339,908

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at FVTPL (Notes 4, 5 and 20)	~~W~~	1,981,494	~~W~~	3,013,553
Hedging derivative liabilities (Notes 4, 5 and 20)		1,341,372		2,377,955
Borrowings (Notes 4, 5 and 15)		4,655,208		6,853,985
Debentures (Notes 4, 5 and 16)		90,368,672		93,194,917
Provisions (Notes 17)		1,066,380		1,175,940
Other liabilities (Notes 4, 5, 19 and 37)		3,173,512		3,398,740

		102,586,638		110,015,090

SHAREHOLDERS’ EQUITY:
Capital share (Notes 1 and 21)		17,173,254		16,873,254
Capital adjustments		(154,990)		(153,539)
Other components of equity (Notes 20 and 22)		3,125,579		1,239,756
Retained earnings (Note 23) (Regulatory reserve for loan losses as of June 30, 2025 and December 31, 2024: ~~W~~13,727 million and ~~W~~11,365 million)		3,690,341		3,365,347

		23,834,184		21,324,818

	~~W~~	126,420,822	~~W~~	131,339,908

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2025 AND 2024

	Six months ended Jun 30, 2025 (Unaudited)		Six months ended Jun 30, 2024 (Unaudited)

	(Korean won in millions)
OPERATING INCOME:
Net interest income (Notes 24 and 37):
Interest income	~~W~~	2,688,780	~~W~~	3,082,847
Interest expenses		(2,204,742)		(2,716,622)

		484,038		366,225

Net commission income (Notes 25 and 37):
Commission income		206,786		242,088
Commission expenses		(12,251)		(21,152)

		194,535		220,936

Dividend income (Note 26)		54,687		54,445
Net gain (loss) on financial assets at FVTPL (Note 27)		(247,192)		12,594
Net gain (loss) on hedging derivative assets (Notes 20 and 28)		2,379,895		(1,200,013)
Net gain (loss) on financial investments (Note 29)		210		(388)
Net gain (loss) on foreign exchange transaction		(1,109,351)		804,342
Net other operating income (expenses) (Note 30)		(942,891)		572,756
Reversal of (additional) impairment loss on credit (Notes 31 and 37)		239,132		(72,159)
General and administrative expenses (Note 32)		(147,350)		(143,930)

Total operating income		905,713		614,808

NON-OPERATING INCOME (Note 33):
Net gain on investments in associates and subsidiaries (Note 26)		15,277		12,873
Net other non-operating expenses		(8,505)		(10,437)

		6,772		2,436

PROFIT BEFORE INCOME TAX		912,485		617,244
INCOME TAX EXPENSES (Note 34)		(217,203)		(109,901)

PROFIT FOR THE PERIOD		695,282		507,343

(Adjusted profit after regulatory reserve for loan losses for the six- month periods ended June 30, 2025 and 2024: ~~W~~696,458 million and ~~W~~506,793 million) (Note 23)
OTHER COMPREHENSIVE INCOME (LOSS) (Note 22)
Items that will not be subsequently reclassified to profit or loss:
Net gain on equity securities at fair value through other comprehensive income (“FVOCI”)		2,365,048		370,263
Income tax effect		(546,326)		(85,531)
Items that may be subsequently reclassified to profit or loss:
Net gain (loss) on debt securities at FVOCI		54,325		(37,507)
Net gain (loss) on valuation of cash flow hedge		32,932		(11,860)
Income tax effect		(20,157)		11,404

		1,885,822		246,769

TOTAL COMPREHENSIVE INCOME FOR THE PERIOD	~~W~~	2,581,104	~~W~~	754,112

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2025 AND 2024

					Other components of equity
	Capital share		Capital adjustments		Gain on valuation of financial assets at FVOCI		Gain (loss) on valuation of cash-flow hedge		Remeasurement, net of defined benefit assets		Gain on disposal of financial assets at FVOCI		Retained earnings		Total
		(Korean won in millions)
Balance at January 1, 2024	~~W~~	14,773,254	~~W~~	(143,446)	~~W~~	385,615	~~W~~	47,451	~~W~~	29,560	~~W~~	219,659	~~W~~	2,638,712	~~W~~	17,950,805
Paid-in capital increase		2,100,000		(10,093)		—		—		—		—		—		2,089,907
Payment of dividends		—		—		—		—		—		—		(252,963)		(252,963)
Total comprehensive income (loss)		—		—		242,844		(9,120)		—		13,045		507,344		754,113
Profit for the period		—		—		—		—		—		—		507,344		507,344
Other comprehensive income (loss):		—		—		242,844		(9,120)		—		13,045		—		246,769
Net gain on valuation of financial assets at FVOCI, net of tax		—		—		242,844		—		—		—		—		242,844
Net loss on valuation of cash flow hedge, net of tax		—		—		—		(9,120)		—		—		—		(9,120)
Net gain on disposal of financial assets at FVOCI, net of tax		—		—		—		—		—		13,045		—		13,045

Balance at June 30, 2024 (Unaudited)	~~W~~	16,873,254	~~W~~	(153,539)	~~W~~	628,459	~~W~~	38,331	~~W~~	29,560	~~W~~	232,704	~~W~~	2,893,093	~~W~~	20,541,862

Balance at January 1, 2025	~~W~~	16,873,254	~~W~~	(153,539)	~~W~~	984,045	~~W~~	(5,288)	~~W~~	16,176	~~W~~	244,823	~~W~~	3,365,347	~~W~~	21,324,818
Paid-in capital increase		300,000		(1,451)		—		—		—		—		—		298,549
Payment of dividends		—		—		—		—		—		—		(370,288)		(370,288)
Total comprehensive income		—		—		1,856,944		25,325		—		3,554		695,282		2,581,105
Profit for the period		—		—		—		—		—		—		695,282		695,282
Other comprehensive income:		—		—		1,856,944		25,325		—		3,554		—		1,885,823
Net gain on valuation of financial assets at FVOCI, net of tax		—		—		1,856,944		—		—		—		—		1,856,944
Net gain on valuation of cash flow hedge, net of tax		—		—		—		25,325		—		—		—		25,325
Net gain on disposal of financial assets at FVOCI, net of tax		—		—		—		—		—		3,554		—		3,554

Balance at June 30, 2025 (Unaudited)	~~W~~	17,173,254	~~W~~	(154,990)	~~W~~	2,840,989	~~W~~	20,037	~~W~~	16,176	~~W~~	248,377	~~W~~	3,690,341	~~W~~	23,834,184

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CASH FLOWS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2025 AND 2024

	Six months ended Jun 30, 2025 (Unaudited)		Six months ended Jun 30, 2024 (Unaudited)

	(Korean won in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Profit for the period	~~W~~	695,282	~~W~~	507,343

Adjustments for:
Income tax expenses		217,203		109,901
Interest income		(2,688,780)		(3,082,847)
Interest expenses		2,204,742		2,716,622
Dividend and distribution income		(64,211)		(64,101)
Dividend received from associates and subsidiaries		(15,277)		(12,873)
Loss on financial assets at FVTPL		28,339		9,078
Loss on financial assets at FVOCI		198		388
Transfer to derivatives’ credit risk provision		1,368		2,176
Loss on foreign exchange transactions		1,506,490		322,312
Additional impairment loss on credit		—		72,159
Depreciation and amortization		13,613		11,262
Loss on disposal of property, plant and equipment, intangible and other assets		1		4
Loss on valuation of derivative assets for trading		895,621		1,187,150
Loss on valuation of derivative assets for hedging		19,384		1,026,002
Loss on fair value hedged items		1,007,659		197,998
Post-employment benefits		5,427		4,295
Gain on financial assets at FVTPL		(52,409)		(19,074)
Gain on financial assets at FVOCI		(408)		—
Reversal of derivatives’ credit risk provision		(3,478)		(3,604)
Gain on foreign exchange transactions		(397,139)		(1,126,654)
Reversal of impairment loss on credit		(239,132)		—
Gain on disposal of property, plant and equipment, intangible and other assets		(15)		(10)
Gain on valuation of derivative assets for trading		(1,106,502)		(920,374)
Gain on valuation of derivative assets for hedging		(1,450,340)		(39,445)
Gain on fair value hedged items		(65,524)		(771,654)

		(183,170)		(381,289)

Changes in operating assets and liabilities:
Due from financial institutions		1,346,134		(329,373)
Financial assets and liabilities at FVTPL		(1,069,847)		938,006
Derivative assets and liabilities for trading		1,039,331		(564,291)
Hedging derivative assets and liabilities		(161,192)		(11,696)
Loans at amortized cost		(728,456)		834,959
Other assets		30,046		(184,082)
Provisions		—		7,362
Net defined benefit liabilities (assets)		(644)		366
Other liabilities		124,507		(272,567)

		579,879		418,684

Payment of income tax		(351,862)		—
Interest received		2,654,915		3,040,589
Interest paid		(2,151,088)		(2,399,097)
Dividend received		79,489		76,975

Net cash provided by operating activities		1,323,445		1,263,205

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2025 AND 2024

	Six months ended Jun 30, 2025 (Unaudited)		Six months ended Jun 30, 2024 (Unaudited)

	(Korean won in millions)
CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of financial investments		1,350,391		1,547,230
Disposal of investments in associates		4,064		—
Disposal of property, plant and equipment		15		10
Disposal of intangible assets		—		115
Acquisition of financial investments		(2,052,565)		(2,130,111)
Acquisition of investments in associates		(43,618)		(12,801)
Acquisition of property, plant and equipment		(25,357)		(13,077)
Acquisition of intangible assets		(7,262)		(6,953)

Net cash used in investing activities		(774,332)		(615,587)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in call-money		—		175,000
Proceeds from borrowings		2,470,206		2,251,956
Proceeds from debentures		19,904,700		17,702,995
Paid-in capital increase		300,000		100,000
Repayment of borrowings		(4,386,894)		(2,222,462)
Repayment of debentures		(20,239,002)		(21,229,879)
Payment of dividends		(370,288)		(252,963)
Expense related to paid-in capital increase		(1,451)		(10,093)
Decrease in deposits		(6)		—

Net cash used in financing activities		(2,322,735)		(3,485,446)

NET DECREASE IN CASH AND CASH EQUIVALENTS		(1,773,622)		(2,837,828)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD		7,857,274		8,265,319
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON THE BALANCE OF CASH AND CASH EQUIVALENTS IN FOREIGN CURRENCIES		(402,406)		463,591

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD (Notes 7 and 35)	~~W~~	5,681,246	~~W~~	5,891,082

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE CONDENSED SEPARATE INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2025 AND DECEMBER 31, 2024,

AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2025 AND 2024 (Unaudited)

1.	GENERAL:

(1)	Summary of the Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank”) was established in 1976 as a special financial institution under the Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of June 30, 2025, the Bank operates a head office in Seoul, Marine Finance Center in Busan, ten domestic branches, three domestic offices, a domestic subsidiary, five overseas subsidiaries, and twenty-five overseas offices.

The Bank’s authorized capital is ~~W~~25,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ~~W~~17,173,254 million as of June 30, 2025. The Government of the Republic of Korea (the “Government”), the Bank of Korea, and the Korea Development Bank hold 76.79%, 6.78%, and 16.42%, respectively, of the ownership of the Bank as of June 30, 2025.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund (“EDCF”) since June 1987 and the Inter-Korean Cooperation Fund (“IKCF”) since March 1991. Additionally, the Bank has been managing and operating The Supply Chain Resilience Fund since September 2024. The funds are accounted for separately and are not included in separate financial statements of The Export-Import Bank of Korea. The Bank receives fees from the Government for the trustee services related to EDCF and IKCF. For the management and operation of The Supply Chain Resilience Fund, the Bank receives certain costs incurred from the respective fund.

(2)	Summary of subsidiaries and associates

1)	Subsidiaries of the Bank as of June 30, 2025 and December 31, 2024, are as follows:

(June 30, 2025)

Subsidiaries	Location	Capital share		Main business	Number of shares owned	Percentage of owner- ship (%)	Date of financial statements
KEXIM Bank UK Limited	United Kingdom	GBP	81 mil	Finance	81,283,897	100.00	Jun. 30, 2025
PT.KOEXIM Mandiri Finance (*1)	Indonesia	IDR	806,433 mil	Finance	3,065	97.52	Jun. 30, 2025
KEXIM Vietnam Leasing Co. (*2)	Vietnam	USD	53 mil	Finance	—	100.00	Jun. 30, 2025
KEXIM Asia Limited	Hong Kong	USD	130 mil	Finance	130,000,000	100.00	Jun. 30, 2025
KEXIM Global(Singapore) Ltd.	Singapore	USD	300 mil	Finance	300,000,000	100.00	Jun. 30, 2025
EXIM PLUS Co., Ltd.	Korea	KRW	950 mil	Service	190,000	100.00	Jun. 30, 2025

(December 31, 2024)

Subsidiaries	Location	Capital share		Main business	Number of shares owned	Percentage of owner- ship (%)	Date of financial statements
KEXIM Bank UK Limited	United Kingdom	GBP	81 mil	Finance	81,283,897	100.00	Dec. 31, 2024
PT.KOEXIM Mandiri Finance (*1)	Indonesia	IDR	806,433 mil	Finance	3,065	97.52	Dec. 31, 2024
KEXIM Vietnam Leasing Co. (*2)	Vietnam	USD	53 mil	Finance	—	100.00	Dec. 31, 2024
KEXIM Asia Limited	Hong Kong	USD	130 mil	Finance	130,000,000	100.00	Dec. 31, 2024
KEXIM Global(Singapore) Ltd.	Singapore	USD	300 mil	Finance	300,000,000	100.00	Dec. 31, 2024
EXIM PLUS Co., Ltd.	Korea	KRW	950 mil	Service	190,000	100.00	Dec. 31, 2024

(*1) This includes convertible loans recognized as capital for the Indonesian subsidiary located in Indonesia.

(*2) This entity does not issue share certificates.

2)	Associates of the Bank as of June 30, 2025 and December 31, 2024, are as follows:

(June 30, 2025)

Associates	Location	Capital share		Main business	Number of shares owned	Percentage of owner- ship (%)	Date of financial statements
Credit Guarantee and Investment Fund	Philippines	USD	1,158 mil	Financial service	171,400,000	14.80	Jun. 30, 2025
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376 mil	Manufacturing	25,745,964	26.41	Jun. 30, 2025
KB-Badgers Future Mobility ESG Fund I	Korea	KRW	44,198 mil	Financial service	10,045,000,000	22.73	Jun. 30, 2025
WWG Green New Deal Fund	Korea	KRW	49,070 mil	Financial service	12,267,500,000	25.00	Jun. 30, 2025
Corporate Structure Innovation PEF IV	Korea	KRW	169,795 mil	Financial service	37,621,548,612	22.16	Jun. 30, 2025
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Korea	KRW	106,000 mil	Financial service	25,000,000,000	23.58	Jun. 30, 2025
STIC K-Growth Private Equity Fund	Korea	KRW	63,126 mil	Financial service	13,618,620,000	21.57	Jun. 30, 2025
Wonik M&A 2024 Private Equity Fund	Korea	KRW	35,800 mil	Financial service	8,950,000,000	25.00	Jun. 30, 2025
Corporate Structure Innovation PEF V	Korea	KRW	90,022 mil	Financial service	19,824,871,595	22.02	Jun. 30, 2025

(December 31, 2024)

Associates	Location	Capital share		Main business	Number of shares owned	Percentage of owner- ship (%)	Date of financial statements
Credit Guarantee and Investment Fund	Philippines	USD	1,158 mil	Financial service	171,400,000	14.80	Dec. 31, 2024
KTB Newlake Global Healthcare PEF	Korea	KRW	13,350 mil	Financial service	3,336,768,385	24.99	Dec. 31, 2024
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376 mil	Manufacturing	25,745,964	26.41	Dec. 31, 2024
KB-Badgers Future Mobility ESG Fund I	Korea	KRW	44,198 mil	Financial service	10,045,000,000	22.73	Dec. 31, 2024
WWG Green New Deal Fund	Korea	KRW	39,700 mil	Financial service	9,925,000,000	25.00	Dec. 31, 2024
Corporate Structure Innovation PEF IV	Korea	KRW	94,815 mil	Financial service	21,048,977,120	22.20	Dec. 31, 2024
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Korea	KRW	106,000 mil	Financial service	25,000,000,000	23.58	Dec. 31, 2024
STIC K-Growth Private Equity Fund	Korea	KRW	39,487 mil	Financial service	8,517,500,000	21.57	Dec. 31, 2024
Wonik M&A 2024 Private Equity Fund	Korea	KRW	35,800 mil	Financial service	8,950,000,000	25.00	Dec. 31, 2024
Corporate Structure Innovation PEF V	Korea	KRW	4,318 mil	Financial service	950,926,775	22.02	Dec. 31, 2024

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

(1)	Basis of Condensed Separate Financial Statement Preparation

These condensed separate interim financial statements were prepared in accordance with Korean International Financial Reporting Standards (“K-IFRS”) No.1034, ‘Interim Financial Reporting’ as part of the period covered by the Bank’s K-IFRS annual financial statements. These condensed separate interim financial statements do not include all of the disclosures required for full annual financial statements.

These financial statements are separate financial statements prepared in accordance with K-IFRS No.1027, ‘Separate Financial Statements’ presented by a parent, an investor with joint control of, or significant influence over, an investee, in which the investments are accounted for at cost.

The Bank’s accounting policies applied for the accompanying condensed separate interim financial statements are the same as the policies applied for the preparation of separate financial statements as of and for the year ended December 31, 2024.

(2)	Functional Currency

Items included in the separate financial statements in the Bank are measured using the currency of the primary economic environment in which the entity operates (the functional currency). The separate financial statements are presented in Korean won, which is the Bank’s functional and presentation currency.

(3)	New and amended standards and interpretations adopted by the Bank

The Bank has applied the following standards and amendments for the first time for their annual reporting period commencing January 1, 2025.

1)	Amendments to K-IFRS No.1021 ‘The Effects of Changes in Foreign Exchange Rates’ and No.1101 ‘First-time Adoption of International Financial Reporting Standards – Lack of Exchangeability’

When an entity estimates a spot exchange rate because exchangeability between two currencies is lacking, the entity shall disclose related information. The amendments should be applied for annual periods beginning on or after January 1, 2025, and earlier application is permitted. The amendments do not have a significant impact on the financial statements.

(4)	New standards and interpretations not yet adopted by the Bank

The following new accounting standards and interpretations have been published that are not mandatory for June 30, 2025 reporting periods and have not been early adopted by the Bank.

1)	Amendments to K-IFRS No.1109 ‘Financial Instruments’, K-IFRS No.1107 ‘Financial Instruments: Disclosures’

K-IFRS No.1109 ‘Financial Instruments’ and K-IFRS No.1107 ‘Financial Instruments: Disclosures’ have been amended to respond to recent questions arising in practice, and to include new requirements. The amendments should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted. The Bank is in review for the impact of these amendments on the financial statements. These amendments:

•	clarify the date of recognition and derecognition of some financial assets and liabilities, with a new exception for some financial liabilities settled through an electronic cash transfer system;

•	clarify and add further guidance for assessing whether a financial asset meets the solely payments of principal and interest (SPPI) criterion;

•

add new disclosures of impact on the entity and the extent to which the entity is exposed for each type of financial instruments if the timing or amount of contractual cash flow changes due to amendment of contract term; and

•	update the disclosures for equity instruments designated at FVOCI.

2)	Annual Improvements to K-IFRS -Volume 11

Annual Improvements to K-IFRS -Volume 11 should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted. The Bank does not expect the amendments to have a significant impact on the financial statements.

•	K-IFRS No.1101 ‘First-time Adoption of International Financial Reporting Standards: Hedge accounting by a first-time adopter’

•	K-IFRS No.1107 ‘Financial Instruments: Disclosures: Gain or loss on derecognition and implementation guidance’

•	K-IFRS No.1109 ‘Financial Instruments: Derecognition of lease liabilities and definition of transaction price’

•	K-IFRS No.1110 ‘Consolidated Financial Statements: Determination of a ‘de facto agent’ ’

•	K-IFRS No.1007 ‘Statement of Cash Flows: Cost method’

3.	SIGNIFICANT ESTIMATES AND JUDGMENTS:

The preparation of separate financial statements requires the application of accounting policies, especially certain critical accounting estimates and assumptions that may have a significant impact on assets (liabilities) and income (expenses). The management’s estimate of outcome may differ from an actual outcome if the management’s estimates and assumptions based on its best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both. Significant judgments are the same as those applied in preparation of the annual separate financial statements for the year ended December 31, 2024.

4.	RISK MANAGEMENT:

4-1.	Summary

(1)	Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment and preemptive response to risks due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2)	Risk Management Group

1)	Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the board of directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2)	Risk Management Council

The Risk Management Council is a consultative group, which reviews and makes decisions on matters delegated by the Risk Management Committees and discusses the detailed issues relating to the Bank’s risk management.

3)	Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4)	Operational Risk Management Committee

The Operational Risk Management Committee resolves matters that require its approval as stipulated by relevant laws, supervisory regulations, and other internal rules, including significant changes to the operational risk management framework and assessment methods, in order to support the effective management of operational risks by the Risk Management Committee.

4-2.	Credit risk

(1)	Overview of credit risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2)	Credit risk management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowance for doubtful account associated with credit risk on loans and receivables to manage its credit risk.

(3)	Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Cash and due from financial institutions	~~W~~	9,179,268	~~W~~	12,915,754
Financial assets at FVTPL		4,323,983		4,674,036
Hedging derivative assets		662,059		71,450
Loans at amortized cost (*1)		85,527,415		88,726,176
Financial investments		6,643,000		6,226,542
Other financial assets		1,543,904		1,590,204
Acceptances and guarantee contracts		60,473,614		63,589,805
Commitments (*2)		38,752,540		38,687,977

Total	~~W~~	207,105,783	~~W~~	216,481,944

(*1)	Loans at amortized cost exclude loan valuation adjustment related to fair value hedging.

(*2)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 36.

(4)	Credit risk of loans

In order to secure asset quality and enhance equity capital adequacy, the Bank reserves and manages allowance for doubtful account on loans that have credit risk. Impairment on loans can be either deducted directly from the carrying amount thereof or can be deducted using the account of allowance for doubtful account. The Bank measures the credit risk inherent in financial assets classified as loans and presents it in financial statements as allowance for doubtful account in the form of deduction from the carrying amount of the assets.

The Bank writes off on non-profitable loans, non-recoverable loans, loans classified as estimated loss by asset quality category, loans requested to be written off by Financial Supervisory Service (“FSS”) and others upon approval of Loan Management Committee.

Loans as of June 30, 2025 and December 31, 2024, are categorized as follows (Korean won in millions):

(June 30, 2025)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	~~W~~	25,726,210	~~W~~	233,914	~~W~~	2,865	~~W~~	25,962,989
Outstanding		33,829,580		1,700		5,100		33,836,380
Good		24,462,601		907,386		10,853		25,380,840
Below normal		—		33,101		329,663		362,764

Subtotal		84,018,391		1,176,101		348,481		85,542,973

Individual assessment:
Best		—		—		72,718		72,718
Outstanding		—		—		—		—
Good		33,600		1,774,904		131,200		1,939,704
Below normal		—		614,243		205,912		820,155

Subtotal		33,600		2,389,147		409,830		2,832,577

Total	~~W~~	84,051,991	~~W~~	3,565,248	~~W~~	758,311	~~W~~	88,375,550

Net deferred origination fees and costs								(446,943)
Allowance for doubtful account								(2,401,192)

Total							~~W~~	85,527,415

(December 31, 2024)

	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	~~W~~	27,005,545	~~W~~	253,787	~~W~~	2,880	~~W~~	27,262,212
Outstanding		35,329,426		—		9,000		35,338,426
Good		24,242,016		976,576		4,566		25,223,158
Below normal		17,640		36,197		358,310		412,147

Subtotal		86,594,627		1,266,560		374,756		88,235,943

Individual assessment:
Best		—		—		73,100		73,100
Outstanding		—		—		5,000		5,000
Good		423,864		2,063,133		114,800		2,601,797
Below normal		—		714,477		215,125		929,602

Subtotal		423,864		2,777,610		408,025		3,609,499

Total	~~W~~	87,018,491	~~W~~	4,044,170	~~W~~	782,781	~~W~~	91,845,442

Net deferred loan origination fees and costs								(453,954)
Allowance for doubtful account								(2,665,312)

Total							~~W~~	88,726,176

The above carrying amounts exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(58) million as of December 31, 2024. There is no loan valuation adjustment related to fair value hedging as of June 30, 2025.

(5)	Credit quality of securities

Securities (debt securities) exposed to credit risk as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Grade 1	~~W~~	6,643,000	~~W~~	—	~~W~~	—	~~W~~	6,643,000
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	~~W~~	6,643,000	~~W~~	—	~~W~~	—	~~W~~	6,643,000

(December 31, 2024)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Grade 1	~~W~~	6,226,542	~~W~~	—	~~W~~	—	~~W~~	6,226,542
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	~~W~~	6,226,542	~~W~~	—	~~W~~	—	~~W~~	6,226,542

(6)	Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(58) million as of December 31, 2024. There is no loan valuation adjustment related to fair value hedging as of June 30, 2025.

1)	Loans by country where the credit risk belongs to as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowance for doubtful account
Asia:
Korea	~~W~~	28,793,951	~~W~~	21,110,858	~~W~~	280,267	~~W~~	50,185,076	56.79	~~W~~	(41,098)	~~W~~	(1,279,796)
The United Arab Emirates		—		4,262,358		641		4,262,999	4.82		(27,601)		(5,551)
India		—		3,961,696		30,245		3,991,941	4.52		(22,099)		(3,926)
Indonesia		—		2,563,022		4,639		2,567,661	2.91		(79,908)		(15,662)
Vietnam		—		2,062,406		21,322		2,083,728	2.36		(17,121)		(89,353)
Saudi Arabia		—		2,001,395		2,292		2,003,687	2.27		(23,539)		(122,876)
Qatar		—		1,115,964		542,560		1,658,524	1.88		(13,626)		(5,112)
Oman		—		929,917		—		929,917	1.05		(13,525)		(9,508)
Singapore		—		809,835		72,223		882,058	1.00		(2,834)		(2,168)
Malaysia		—		154,452		750,170		904,622	1.02		(2,080)		(579)
Australia		—		696,515		1,029		697,544	0.79		(14,536)		(1,437)
Kuwait		—		719,062		—		719,062	0.81		(15,365)		(185)
Uzbekistan		—		681,786		—		681,786	0.77		(5,298)		(11,335)
Bahrain		—		368,748		—		368,748	0.42		(30,455)		(3,373)
Hong Kong		—		79,725		274,987		354,712	0.40		—		(31)
Others		—		1,139,223		591,918		1,731,141	1.95		(8,782)		(323,795)

Subtotal		28,793,951		42,656,962		2,572,293		74,023,206	83.76		(317,867)		(1,874,687)

Europe:
Poland		—		2,188,049		14,447		2,202,496	2.49		(7,033)		(153)
United Kingdom		—		1,881,939		—		1,881,939	2.13		(7,440)		(9,923)
France		—		817,972		409,569		1,227,541	1.39		(23,772)		(597)
Greece		—		1,238,529		—		1,238,529	1.40		(7,752)		(1,294)
Türkiye		—		959,328		—		959,328	1.09		(6,884)		(45,005)
Switzerland		—		310,452		8,137		318,589	0.36		(4,305)		(411)
Norway		—		270,247		—		270,247	0.31		(3,161)		(538)
Denmark		—		441,631		—		441,631	0.50		(6,308)		(359)
Russia		—		312,948		—		312,948	0.35		(202)		(273,064)
Germany		—		35,758		—		35,758	0.04		(53)		(28)
Others		—		241,033		76,659		317,692	0.36		(1,752)		(118,071)

Subtotal		—		8,697,886		508,812		9,206,698	10.42		(68,662)		(449,443)

America:
United States		—		276,992		42,214		319,206	0.36		(2,217)		(907)
Brazil		—		1,285,908		—		1,285,908	1.46		(204)		(3,258)
Chile		—		725,165		—		725,165	0.82		(7,110)		(2,191)
Canada		—		444,782		—		444,782	0.50		(2,457)		(327)
Panama		—		—		636,836		636,836	0.72		—		(824)
Mexico		—		142,911		—		142,911	0.16		(2,008)		(1,197)
Others		—		11,309		—		11,309	0.01		—		(1,142)

Subtotal		—		2,887,067		679,050		3,566,117	4.03		(13,996)		(9,846)

Africa:
Mozambique		—		564,064		—		564,064	0.64		(1,045)		(1,448)
Nigeria		—		480,086		—		480,086	0.54		(2,321)		(19,998)
Others		—		535,379		—		535,379	0.61		(43,052)		(45,770)

Subtotal		—		1,579,529		—		1,579,529	1.79		(46,418)		(67,216)

Total	~~W~~	28,793,951	~~W~~	55,821,444	~~W~~	3,760,155	~~W~~	88,375,550	100.00	~~W~~	(446,943)	~~W~~	(2,401,192)

(December 31, 2024)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowance for doubtful account
Asia:
Korea	~~W~~	28,277,489	~~W~~	23,441,969	~~W~~	1,037,393	~~W~~	52,756,851	57.44	~~W~~	(40,870)	~~W~~	(1,420,336)
China		—		210,810		359,908		570,718	0.62		(793)		(3,555)
Saudi Arabia		—		2,076,970		19,922		2,096,892	2.28		(24,910)		(137,304)
India		—		4,001,687		26,815		4,028,502	4.39		(24,086)		(4,000)
Indonesia		—		2,771,303		2,849		2,774,152	3.02		(84,373)		(13,072)
Vietnam		—		2,411,036		1,129		2,412,165	2.63		(18,414)		(120,512)
Australia		—		684,774		1,066		685,840	0.75		(14,863)		(1,413)
Philippines		—		—		2,639		2,639	—		—		(2)
Qatar		—		979,258		380		979,638	1.07		(13,944)		(4,835)
Singapore		—		1,076,317		92,585		1,168,902	1.27		(2,082)		(3,110)
Oman		—		903,903		—		903,903	0.98		(11,047)		(9,835)
Hong Kong		—		209,678		6,190		215,868	0.24		—		(84)
The United Arab Emirates		—		4,351,801		—		4,351,801	4.74		(29,546)		(5,218)
Uzbekistan		—		911,033		—		911,033	0.99		(5,917)		(14,145)
Others		—		2,592,534		1,265,261		3,857,795	4.20		(60,418)		(340,170)

Subtotal		28,277,489		46,623,073		2,816,137		77,716,699	84.62		(331,263)		(2,077,591)

Europe:
Russia		—		339,157		—		339,157	0.37		(202)		(295,951)
United Kingdom		—		1,656,316		—		1,656,316	1.80		(5,313)		(6,284)
France		—		383,914		297,982		681,896	0.74		(4,719)		(245)
Netherlands		—		235,200		49,382		284,582	0.31		(94)		(1,040)
Malta		—		402,638		—		402,638	0.44		(3,341)		(816)
Greece		—		1,433,827		—		1,433,827	1.56		(7,666)		(1,420)
Türkiye		—		1,039,457		4,407		1,043,864	1.14		(7,480)		(46,901)
Germany		—		60,500		—		60,500	0.07		(68)		(304)
Others		—		3,276,327		48,316		3,324,643	3.62		(28,859)		(131,184)

Subtotal		—		8,827,336		400,087		9,227,423	10.05		(57,742)		(484,145)

America:
Panama		—		70,166		583,229		653,395	0.71		(216)		(906)
United States		—		48,989		44,053		93,042	0.10		(227)		(839)
Mexico		—		171,467		—		171,467	0.19		(2,222)		(1,337)
Bermuda		—		65,836		—		65,836	0.07		(152)		(1,280)
Brazil		—		958,789		—		958,789	1.04		(65)		(2,432)
Others		—		1,224,614		—		1,224,614	1.33		(10,072)		(5,219)

Subtotal		—		2,539,861		627,282		3,167,143	3.44		(12,954)		(12,013)

Africa:
Nigeria		—		494,614		—		494,614	0.54		(2,599)		(19,976)
Others		—		1,239,563		—		1,239,563	1.35		(49,396)		(71,587)

Subtotal		—		1,734,177		—		1,734,177	1.89		(51,995)		(91,563)

Total	~~W~~	28,277,489	~~W~~	59,724,447	~~W~~	3,843,506	~~W~~	91,845,442	100.00	~~W~~	(453,954)	~~W~~	(2,665,312)

2)	Loans by industry as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Loans									Deferred loan origination fees		Allowance for doubtful account
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	~~W~~	15,304,052	~~W~~	24,877,430	~~W~~	324,189	~~W~~	40,505,671	45.83	~~W~~	(214,830)	~~W~~	(1,956,633)
Transportation		874,000		7,562,909		641,962		9,078,871	10.27		(64,204)		(25,277)
Financial institutions		10,365,651		10,450,675		2,639,547		23,455,873	26.54		(27,214)		(286,089)
Wholesale and retail		909,976		850,259		154,457		1,914,692	2.17		(481)		(21,795)
Real estate		—		481,522		—		481,522	0.54		(291)		(5,008)
Construction		359,409		2,146,155		—		2,505,564	2.84		(23,351)		(14,603)
Public sector and others		980,863		9,452,494		—		10,433,357	11.81		(116,572)		(91,787)

Total	~~W~~	28,793,951	~~W~~	55,821,444	~~W~~	3,760,155	~~W~~	88,375,550	100.00	~~W~~	(446,943)	~~W~~	(2,401,192)

(December 31, 2024)

	Loans									Deferred loan origination fees		Allowance for doubtful account
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	~~W~~	14,306,105	~~W~~	26,434,377	~~W~~	356,173	~~W~~	41,096,655	44.75	~~W~~	(224,860)	~~W~~	(2,130,440)
Transportation		1,215,064		7,410,700		620,075		9,245,839	10.07		(53,509)		(75,449)
Financial institutions		10,208,659		9,967,761		2,686,632		22,863,052	24.89		(27,977)		(307,744)
Wholesale and retail		990,290		1,310,559		180,626		2,481,475	2.70		(437)		(30,300)
Real estate		—		695,310		—		695,310	0.76		(1,688)		(45,082)
Construction		627,863		2,372,605		—		3,000,468	3.27		(24,131)		(18,199)
Public sector and others		929,508		11,533,135		—		12,462,643	13.56		(121,352)		(58,098)

Total	~~W~~	28,277,489	~~W~~	59,724,447	~~W~~	3,843,506	~~W~~	91,845,442	100.00	~~W~~	(453,954)	~~W~~	(2,665,312)

3)	Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by industry as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025			Dec. 31, 2024
	Amount		Ratio (%)	Amount		Ratio (%)
Financial assets at FVTPL
Government and government sponsored institutions	~~W~~	167,678	3.88	~~W~~	319,857	6.84
Banking and insurance		3,587,453	82.97		4,215,624	90.19
Others		568,852	13.15		138,555	2.97

Subtotal		4,323,983	100.00		4,674,036	100.00

Financial assets at FVOCI
Government and government sponsored institutions		2,461,499	45.10		2,040,960	41.96
Banking and insurance		2,553,595	46.79		2,368,667	48.70
Others		442,737	8.11		453,940	9.34

Subtotal		5,457,831	100.00		4,863,567	100.00

Securities at amortized cost
Government and government sponsored institutions		930,185	78.49		1,005,200	73.75
Banking and insurance		96,265	8.12		185,783	13.63
Others		158,718	13.39		171,992	12.62

Subtotal		1,185,168	100.00		1,362,975	100.00

Hedging derivative assets
Banking and insurance		662,059	100.00		71,450	100.00

Total	~~W~~	11,629,041		~~W~~	10,972,028

4)	Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by country as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025			Dec. 31, 2024
	Amount		Ratio (%)	Amount		Ratio (%)
Financial assets at FVTPL
Korea	~~W~~	4,221,124	97.62	~~W~~	4,493,125	96.13
Others		102,859	2.38		180,911	3.87

Subtotal		4,323,983	100.00		4,674,036	100.00

Financial assets at FVOCI
Korea		2,908,924	53.30		2,455,218	50.48
United States		1,434,235	26.28		1,579,534	32.48
Others		1,114,672	20.42		828,815	17.04

Subtotal		5,457,831	100.00		4,863,567	100.00

Securities at amortized cost
Korea		331,122	27.94		331,752	24.34
United States		668,790	56.43		811,944	59.57
Others		185,256	15.63		219,279	16.09

Subtotal		1,185,168	100.00		1,362,975	100.00

Hedging derivative assets
Korea		226,372	34.19		46,677	65.33
France		259,211	39.15		20,004	28.00
United States		126,438	19.10		1,209	1.69
Others		50,038	7.56		3,560	4.98

Subtotal		662,059	100.00		71,450	100.00

Total	~~W~~	11,629,041		~~W~~	10,972,028

5)	Credit enhancement and its financial effect as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	~~W~~	85,527,415	~~W~~	60,473,614	~~W~~	38,752,540	~~W~~	184,753,569	100.00

Credit enhancement:
Deposits and savings		181,954		—		149		182,103	0.10
Export guarantee insurance		234,053		1,090,492		—		1,324,545	0.72
Guarantee		3,270,495		5,931,087		1,425,537		10,627,119	5.75
Securities		9,908		27,920		176		38,004	0.02
Real estate		2,701,968		132,148		93,818		2,927,934	1.58
Ships		589,117		34,336		—		623,453	0.34
Aircraft		575,932		339,901		—		915,833	0.50

Subtotal		7,563,427		7,555,884		1,519,680		16,638,991	9.01

Exposure to credit risk after deducting credit enhancement	~~W~~	77,963,988	~~W~~	52,917,730	~~W~~	37,232,860	~~W~~	168,114,578	90.99

(December 31, 2024)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	~~W~~	88,726,176	~~W~~	63,589,805	~~W~~	38,687,977	~~W~~	191,003,958	100.00

Credit enhancement:
Deposits and savings		229,512		52,490		9,060		291,062	0.15
Export guarantee insurance		283,107		1,186,649		—		1,469,756	0.77
Guarantee		3,396,224		5,676,315		1,885,058		10,957,597	5.74
Securities		7,881		39,527		—		47,408	0.02
Real estate		2,633,063		423,015		92,072		3,148,150	1.65
Ships		672,725		77,530		—		750,255	0.39
Aircraft		673,800		271,396		—		945,196	0.49
Others		8,110		—		—		8,110	—

Subtotal		7,904,422		7,726,922		1,986,190		17,617,534	9.21

Exposure to credit risk after deducting credit enhancement	~~W~~	80,821,754	~~W~~	55,862,883	~~W~~	36,701,787	~~W~~	173,386,424	90.79

(*1)	Loans exclude loan valuation adjusted related to fair value hedging.

4-3. Liquidity risk

(1)	Overview of liquidity risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations arising from financial liabilities as they become due. The Bank discloses all financial asset, financial liabilities, and off-balance sheet items, such as loan commitments, and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2)	Principles of the liquidity risk management

A.	Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

B.	Liquidity risk reflects financing plans and fund using plans, and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

C.	The Bank establishes liquidity risk managing strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3)	Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations, and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself, and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4)	Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currencies, and simulates analysis reflecting market environment, product features and the Bank’s strategies.

(5)	Analysis on remaining contractual maturity of financial liabilities and off-balance-sheet items

Remaining contractual maturity and amount of financial liabilities and off-balance sheet items as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	1,981,494	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	1,981,494
Hedging derivative liabilities		—		8,248		22,233		58,029		98,542		231,261		923,059		1,341,372
Borrowings		—		141,462		440,795		1,327,781		346,299		2,051,125		416,928		4,724,390
Debentures		—		2,825,816		6,145,902		10,675,511		19,617,965		45,950,885		17,029,560		102,245,639
Other financial liabilities		—		1,586,180		172		762		4,339		196,875		1.792,475		2,580,803

Total	~~W~~	1,981,494	~~W~~	4,561,706	~~W~~	6,609,102	~~W~~	12,062,083	~~W~~	20,067,145	~~W~~	48,430,146	~~W~~	19,162,022	~~W~~	112,873,698

Off-balance sheet items (*1):
Commitments	~~W~~	38,752,540	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	38,752,540
Financial guarantee contracts		18,190,532		—		—		—		—		—		—		18,190,532

Total	~~W~~	56,943,072	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	56,943,072

(December 31, 2024)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	3,013,553	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	3,013,553
Hedging derivative liabilities		—		953		34,759		141,621		252,684		775,199		1,172,739		2,377,955
Borrowings		—		509,244		822,632		97,403		1,235,697		3,821,808		423,885		6,910,669
Debentures		—		5,150,157		6,481,352		9,188,134		17,448,602		49,776,876		18,201,916		106,247,037
Other financial liabilities		2,104		1,607,875		477		—		4,280		265,466		2.796,276		2,676,478

Total	~~W~~	3,015,657	~~W~~	7,268,229	~~W~~	7,339,220	~~W~~	9,427,158	~~W~~	18,941,263	~~W~~	54,639,349	~~W~~	20,594,816	~~W~~	121,225,692

Off-balance sheet items (*1):
Commitments	~~W~~	38,687,977	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	38,687,977
Financial guarantee contracts		18,170,585		—		—		—		—		—		—		18,170,585

Total	~~W~~	56,858,562	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	56,858,562

(*1)	Although financial guarantees and loan commitments provided by the Bank have maturities, the Bank should fulfill the obligation immediately when the counter party requests payments.

4-4. Market risk

(1)	Overview of market risk

1)	Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, share price, foreign exchange rate, commodity value.

2)	Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters, such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price.

(2)	Foreign exchange risk

1)	Management of foreign exchange risk

Foreign exchange risk is the possible losses on assets and liabilities denominated in foreign currencies due to changes of foreign exchange rate. Foreign exchange risk management limit is set up and a risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The integrated asset and liability management division head and finance division head must independently monitor changes in foreign exchange risk by source and ensure compliance with risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The integrated asset and liability management division head and risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis, and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currencies exceeding 5% of total assets and liabilities denominated in foreign currencies.

3)	Measurement method

①	Value at Risk (VaR)

The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of adverse exchange rate volatilities. Exchange rate volatility is calculated using the standard deviation of individual exchange rate changes over the past five years. Based on the current foreign exchange position and exchange rate volatility, the potential reduction in net valuation gains from the Bank’s foreign currency assets and liabilities is estimated.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation.

②	Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting volatility of foreign exchange that has significant influence on the value of portfolio.

③	Results of measurement

Results of foreign exchange VaR as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025								Dec. 31, 2024
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Foreign exchange risk	~~W~~	89,415	~~W~~	44,332	~~W~~	134,028	~~W~~	134,028	~~W~~	131,384	~~W~~	94,371	~~W~~	175,454	~~W~~	114,860

(3)	Interest rate risk in bank account

1)	Management of interest rate risk

Interest rate risk is the possible losses on assets and liabilities due to changes of interest rate. Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. The integrated asset and liability management division head and finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the integrated asset and liability management division head and risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of interest rate risk

Interest rate risk is managed by measuring ΔNII (Change in Net Interest Income), which reflects the impact of interest rate fluctuations on net interest income, and ΔEVE (Change in Economic Value of Equity), which reflects the impact of interest rate fluctuations on the economic value of equity, and uses interest rate sensitivity gap and duration gap as supplementary index. ΔNII and ΔEVE are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3)	Measurement method

①	Change in Net Interest Income (ΔNII)

Under the IRRBB standard approach proposed by the Bank for International Settlements (BIS), the maximum reduction in Net Interest Income (NII) is measured by applying cash flows by maturity bucket, interest rate shocks, and the target management horizon for each scenario. The interest rate shock scenarios used include two types: (1) parallel upward shift and (2) parallel downward shift.

②	(Change in Economic Value of Equity (ΔEVE)

Under the IRRBB standard approach proposed by the Bank for International Settlements (BIS), the maximum reduction in Economic Value of Equity (EVE) is measured by applying cash flows by maturity bucket, interest rate shocks, and discount rates for each scenario. The interest rate shock scenarios used include six types: (1) parallel upward shift, (2) parallel downward shift, (3) steepener shock, (4) flattener shock, (5) short-term rate upward shift, and (6) short-term rate downward shift.

③	Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting volatility of interest rate that has significant influence on the value of portfolio and is performed at least once in every quarter.

④	Results of measurement

Results of interest rate risk as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025								Dec. 31, 2024
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Interest rate risk	~~W~~	310,281	~~W~~	252,133	~~W~~	353,273	~~W~~	322,795	~~W~~	240,683	~~W~~	195,428	~~W~~	297,483	~~W~~	297,483

4-5. Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in BIS. In Korea, this standard has been followed since the end of June 2020.

According to the standard, the Bank should maintain BIS capital ratio for risk-weighted asset at or above the minimum regulatory capital ratio and quarterly report BIS capital ratio to the Financial Supervisory Service.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

(1)

Tier 1 capital (basic capital): Basic capital is composed of capital stock-common and other basic capital. Capital stock-common includes ordinary shares satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the ordinary shares of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications.

(2)

Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit, market and operational) and uses it for calculation of BIS capital ratio.

5.	FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1)	Carrying amounts and fair values of financial instruments as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025				Dec. 31, 2024
	Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	~~W~~	9,179,268	~~W~~	9,179,268	~~W~~	12,915,754	~~W~~	12,915,754
Financial assets at FVTPL		4,360,981		4,360,981		5,137,067		5,137,067
Hedging derivative assets		662,059		662,059		71,450		71,450
Loans at amortized cost		85,527,415		85,307,103		88,726,118		88,201,375
Financial assets at FVOCI		20,919,527		20,919,527		17,969,241		17,969,241
Securities at amortized cost		1,185,168		1,138,320		1,362,975		1,285,980
Other financial assets		1,543,904		1,543,904		1,590,204		1,590,204

Total	~~W~~	123,378,322	~~W~~	123,111,162	~~W~~	127,772,809	~~W~~	127,171,071

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	1,981,494	~~W~~	1,981,494	~~W~~	3,013,553	~~W~~	3,013,553
Hedging derivative liabilities		1,341,372		1,341,372		2,377,955		2,377,955
Borrowings		4,655,208		4,556,848		6,853,985		6,485,001
Debentures		90,368,672		90,332,725		93,194,917		89,525,350
Other financial liabilities		2,580,803		2,580,803		2,676,478		2,676,478

Total	~~W~~	100,927,549	~~W~~	100,793,242	~~W~~	108,116,888	~~W~~	104,078,337

Fair value is the amount at which the assets could be exchanged or the liabilities could be settled in transaction between knowledgeable and willing independent parties. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best estimate of the fair value of a financial instrument is the price quoted in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value

Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash, the carrying amounts of these deposits approximate their fair values. Fair values of the deposits with the maturity of more than one year are determined by discounted cash flow model (“DCF model”).

DCF model is also used to determine the fair value of loans. Fair value is determined by discounting the cash flows expected from each contractual period by applying the discount rates for each period.

Investment securities	Financial investments are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using the DCF model.

Financial instruments	Method of measuring fair value

Derivatives	For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC derivative, fair value is determined primarily using the DCF model. The Bank uses internally developed valuation models that are widely used by market participants to determine fair value of plain OTC derivatives, including option, interest rate swap, and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

Borrowings	Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currencies is determined by DCF model.

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as an approximation of fair values.

(2)	Fair value hierarchy

1)	The Bank classifies financial instruments as three levels of fair value hierarchy as below.

Level 1:

Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2:

Financial instruments measured using valuation techniques, where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general OTC derivatives, such as swap, futures and options.

Level 3:

Financial instruments measured using valuation techniques, where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted securities, structured bonds and OTC derivatives.

2)

Fair value hierarchy of financial assets and liabilities, which are not measured at fair value as of June 30, 2025 and December 31, 2024 are as follows. Fair value information for cash and deposits, whose carrying amount is a reasonable approximation of fair value, is not included as they are not measured at fair value. (Korean won in millions):

(June 30, 2025)

	Level 1		Level 2		Level 3		Total
Financial assets:
Loans at amortized cost	~~W~~	—	~~W~~	—	~~W~~	85,307,103	~~W~~	85,307,103
Securities at amortized cost		428,571		709,749		—		1,138,320
Other financial assets		—		—		1,543,904		1,543,904

Total	~~W~~	428,571	~~W~~	709,749	~~W~~	86,851,007	~~W~~	87,989,327

Financial liabilities:
Borrowings	~~W~~	—	~~W~~	4,556,848	~~W~~	—	~~W~~	4,556,848
Debentures		—		90,332,725		—		90,332,725
Other financial liabilities		—		—		2,580,803		2,580,803

Total	~~W~~	—	~~W~~	94,889,573	~~W~~	2,580,803	~~W~~	97,470,376

(December 31, 2024)

	Level 1		Level 2		Level 3		Total
Financial assets:
Loans at amortized cost	~~W~~	—	~~W~~	—	~~W~~	88,201,375	~~W~~	88,201,375
Securities at amortized cost		120,758		1,165,222		—		1,285,980
Other financial assets		—		—		1,590,204		1,590,204

Total	~~W~~	120,758	~~W~~	1,165,222	~~W~~	89,791,579	~~W~~	91,077,559

Financial liabilities:
Borrowings	~~W~~	—	~~W~~	6,485,001	~~W~~	—	~~W~~	6,485,001
Debentures		—		89,525,350		—		89,525,350
Other financial liabilities		—		—		2,676,478		2,676,478

Total	~~W~~	—	~~W~~	96,010,351	~~W~~	2,676,478	~~W~~	98,686,829

3)	Fair value hierarchy of financial assets and liabilities measured at fair value as of June 30, 2025 and December 31, 2024, is as follows (Korean won in millions):

(June 30, 2025)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	~~W~~	10,126	~~W~~	2,789,784	~~W~~	1,561,071	~~W~~	4,360,981
Hedging derivative assets		—		660,450		1,609		662,059
Financial assets at FVOCI		3,153,018		2,771,286		14,995,223		20,919,527

Total	~~W~~	3,163,144	~~W~~	6,221,520	~~W~~	16,557,903	~~W~~	25,942,567

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	—	~~W~~	1,399,912	~~W~~	581,582	~~W~~	1,981,494
Hedging derivative liabilities		—		645,024		696,348		1,341,372

Total	~~W~~	—	~~W~~	2,044,936	~~W~~	1,277,930	~~W~~	3,322,866

(December 31, 2024)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	~~W~~	—	~~W~~	3,502,030	~~W~~	1,635,037	~~W~~	5,137,067
Hedging derivative assets		—		71,183		267		71,450
Financial assets at FVOCI		2,419,164		2,853,793		12,696,284		17,969,241

Total	~~W~~	2,419,164	~~W~~	6,427,006	~~W~~	14,331,588	~~W~~	23,177,758

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	—	~~W~~	2,252,591	~~W~~	760,962	~~W~~	3,013,553
Hedging derivative liabilities		—		1,586,327		791,628		2,377,955

Total	~~W~~	—	~~W~~	3,838,918	~~W~~	1,552,590	~~W~~	5,391,508

4)

The valuation techniques and input variables of Level 2 financial instruments subsequently not measured at fair value as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost Debt securities	~~W~~	709,749	DCF Model	Discount rate
Financial liabilities
Borrowings		4,556,848	DCF Model	Discount rate
Debentures		90,332,725	DCF Model	Discount rate

(December 31, 2024)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost Debt securities	~~W~~	1,165,222	DCF Model	Discount rate
Financial liabilities
Borrowings		6,485,001	DCF Model	Discount rate
Debentures		89,525,350	DCF Model	Discount rate

5)

The valuation techniques and input variables of Level 3 financial assets and liabilities subsequently not measured at fair value as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Fair value		Valuation techniques	Input variables
Financial assets
Loans at amortized cost	~~W~~	85,307,103	DCF Model	Discount rate
Other financial assets		1,543,904	Carrying amount	—
Financial liabilities
Other financial liabilities		2,580,803	Carrying amount	—

(December 31, 2024)

	Fair value		Valuation techniques	Input variables
Financial assets
Loans at amortized cost	~~W~~	88,201,375	DCF Model	Discount rate
Other financial assets		1,590,204	Carrying amount	—
Financial liabilities
Other financial liabilities		2,676,478	Carrying amount	—

6)	The valuation techniques and input variables of Level 2 financial instruments subsequently measured at fair value as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	~~W~~	1,985,382	DCF Model	Discount rate
Derivative assets for trading		804,402	DCF Model	Discount rate
Hedging derivative assets		660,450	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		2,771,286	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		1,399,912	DCF Model	Discount rate
Hedging derivative liabilities		645,024	DCF Model	Discount rate

(December 31, 2024)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	~~W~~	2,037,855	DCF Model	Discount rate
Derivative assets for trading		1,464,175	DCF Model	Discount rate
Hedging derivative assets		71,183	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		2,853,793	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		2,252,591	DCF Model	Discount rate
Hedging derivative liabilities		1,586,327	DCF Model	Discount rate

7)

The valuation techniques and input variables (significant but unobservable) of Level 3 financial instruments, measured at fair value after initial recognition, as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted securities	~~W~~	36,998	NAV Methods	—	—	—
Beneficiary certificates		433,684
Paid-in capital		504,867
Derivatives		585,522	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Hedging derivative assets
Derivatives	~~W~~	1,609	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Financial assets at FVOCI:
Unlisted securities	~~W~~	14,963,263	DCF Model Binomial Model NAV Methods Discounted Shareholder Cash Flow Methods	Discount rate Growth rate Volatility	7.13% ~ 13.39% 0% 48.45%	If discount rate is decreased (increased)/ if growth rate is increased (decreased)/ if volatility is increased (decreased), fair value is increased (decreased).
Paid-in capital		31,960	NAV Methods	—	—	—
Financial liabilities at FVTPL:
Derivatives	~~W~~	581,582	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Hedging derivative liabilities
Derivatives	~~W~~	696,348	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).

(December 31, 2024)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted securities	~~W~~	58,205	NAV Methods	—	—	—
Beneficiary certificates		417,337
Paid-in capital		404,826
Derivatives		754,670	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Hedging derivative assets
Derivatives	~~W~~	267	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Financial assets at FVOCI:
Unlisted securities	~~W~~	12,666,427	DCF Model Binomial Model NAV Methods Discounted Shareholder Cash Flow Methods	Discount rate Growth rate Volatility	6.54% ~ 13.26% 0% 44.63%	If discount rate is decreased (increased)/ if growth rate is increased (decreased)/ if volatility is increased (decreased), fair value is increased (decreased).
Paid-in capital		29,857	NAV Methods	—	—	—
Financial liabilities at FVTPL:
Derivatives	~~W~~	760,962	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Hedging derivative liabilities
Derivatives	~~W~~	791,628	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).

①	Changes in Level 3 financial instruments measured at fair value for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases/ Issues		Sales/ Settlements		Ending balance
Financial assets
Securities at FVTPL	~~W~~	880,367	~~W~~	2,294	~~W~~	—	~~W~~	141,883	~~W~~	(48,995)	~~W~~	975,549
Derivative assets for trading		754,670		(167,765)		—		—		(1,383)		585,522
Hedging derivative assets		267		1,342		—		—		—		1,609
Financial assets at FVOCI		12,696,284		—		2,298,471		468		—		14,995,223

Total	~~W~~	14,331,588	~~W~~	(164,129)	~~W~~	2,298,471	~~W~~	142,351	~~W~~	(50,378)	~~W~~	16,557,903

Financial liabilities
Derivative liabilities for trading	~~W~~	760,962	~~W~~	(176,834)	~~W~~	—	~~W~~	—	~~W~~	(2,546)	~~W~~	581,582
Hedging derivative liabilities		791,628		(95,280)		—		—		—		696,348

Total	~~W~~	1,552,590	~~W~~	(272,114)	~~W~~	—	~~W~~	—	~~W~~	(2,546)	~~W~~	1,277,930

(Six-month period ended June 30, 2024)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases/ Issues		Sales/ Settlements		Ending balance
Financial assets
Securities at FVTPL	~~W~~	667,444	~~W~~	12,636	~~W~~	—	~~W~~	106,176	~~W~~	(70,903)	~~W~~	715,353
Loans at FVTPL		3,703		—		—		—		(3,703)		—
Derivative assets for trading		588,726		116,928		—		498		(387)		705,765
Hedging derivative assets		9,099		(7,250)		—		—		—		1,849
Financial assets at FVOCI		10,086,177		—		300,309		2,000,962		(20)		12,387,428

Total	~~W~~	11,355,149	~~W~~	122,314	~~W~~	300,309	~~W~~	2,107,636	~~W~~	(75,013)	~~W~~	13,810,395

Financial liabilities
Derivative liabilities for trading	~~W~~	587,315	~~W~~	116,039	~~W~~	—	~~W~~	—	~~W~~	(7)	~~W~~	703,347
Hedging derivative liabilities		569,726		154,710		—		—		—		724,436

Total	~~W~~	1,157,041	~~W~~	270,749	~~W~~	—	~~W~~	—	~~W~~	(7)	~~W~~	1,427,783

②

In relation to changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period, and total gains or losses for financial instruments held at the end of the reporting period in the separate statements of comprehensive income for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Gain (loss) from financial investments
	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Total gains (losses) on financial assets held at the end of the period	~~W~~	(164,129)	~~W~~	122,313
Total gains (losses) on financial liabilities held at the end of the period		272,114		(270,749)
Total gains (losses) included in profit or loss for the period		107,985		(148,436)

③	The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Shares are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and in which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments which are recognized as cost among the financial instruments which are classified as Level 3 are excluded in the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Details(*1)	Profit or loss				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Financial assets at FVOCI (*2,3)	~~W~~	—	~~W~~	—	~~W~~	74,409	~~W~~	(54,163)

(December 31, 2024)

Details(*1)	Profit or loss				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Financial assets at FVOCI (*2,3)	~~W~~	—	~~W~~	—	~~W~~	80,231	~~W~~	(61,498)

(*1)

Among the level 3 financial instruments, ~~W~~6,560,233 million and ~~W~~6,558,310 million as of June 30, 2025 and December 31, 2024, respectively were excluded at the above sensitivity analysis effected by input variables, since it is practically impossible to perform.

(*2)	Changes in fair value are computed by increasing or decreasing the volatility of the underlying asset by 10%, which are unobservable inputs.
(*3)	Changes in fair value of shares are computed by increasing or decreasing growth rate by 0.5% and discount rate by 1%, which are unobservable inputs.

5-2.	Classification by categories of financial instruments

The carrying amounts of each category of financial assets and financial liabilities as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Financial assets at FVTPL		Financial assets at amortized cost		Financial assets at FVOCI		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	~~W~~	—	~~W~~	9,179,268	~~W~~	—	~~W~~	—	~~W~~	9,179,268
Financial assets at FVTPL		4,360,981		—		—		—		4,360,981
Hedging derivative assets		—		—		—		662,059		662,059
Loans at amortized cost		—		85,527,415		—		—		85,527,415
Financial investments		—		1,185,168		20,919,527		—		22,104,695
Other financial assets		—		1,543,904		—		—		1,543,904

Total	~~W~~	4,360,981	~~W~~	97,435,755	~~W~~	20,919,527	~~W~~	662,059	~~W~~	123,378,322

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	1,981,494	~~W~~	—	~~W~~	—	~~W~~	1,981,494
Hedging derivative liabilities		—		—		1,341,372		1,341,372
Borrowings		—		4,655,208		—		4,655,208
Debentures		—		90,368,672		—		90,368,672
Other financial liabilities		—		2,580,803		—		2,580,803

Total	~~W~~	1,981,494	~~W~~	97,604,683	~~W~~	1,341,372	~~W~~	100,927,549

(December 31, 2024)

	Financial assets at FVTPL		Financial assets at amortized cost		Financial assets at FVOCI		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	~~W~~	—	~~W~~	12,915,754	~~W~~	—	~~W~~	—	~~W~~	12,915,754
Financial assets at FVTPL		5,137,067		—		—		—		5,137,067
Hedging derivative assets		—		—		—		71,450		71,450
Loans at amortized cost		—		88,726,118		—		—		88,726,118
Financial investments		—		1,362,975		17,969,241		—		19,332,216
Other financial assets		—		1,590,204		—		—		1,590,204

Total	~~W~~	5,137,067	~~W~~	104,595,051	~~W~~	17,969,241	~~W~~	71,450	~~W~~	127,772,809

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	3,013,553	~~W~~	—	~~W~~	—	~~W~~	3,013,553
Hedging derivative liabilities		—		—		2,377,955		2,377,955
Borrowings		—		6,853,985		—		6,853,985
Debentures		—		93,194,917		—		93,194,917
Other financial liabilities		—		2,676,478		—		2,676,478

Total	~~W~~	3,013,553	~~W~~	102,725,380	~~W~~	2,377,955	~~W~~	108,116,888

5-3.	Offset of financial instruments

The Bank holds the financial instruments which grant it the rights to offset in case of default, insolvency, or bankruptcy of the counterparties though it does not meet the criteria for offsetting of K-IFRS No.1032. Cash collaterals do not meet the offsetting criteria in K-IFRS No.1032, but they can be set off with net amounts of financial instruments, receivable and payable spot exchange.

The effects of netting agreements as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the separate statement of financial position
							Financial instruments		Cash collateral		Net amount
Financial assets:
Derivatives	~~W~~	2,055,104	~~W~~	—	~~W~~	2,055,104	~~W~~	(875,898)	~~W~~	(485,315)	~~W~~	693,891
Financial liabilities:
Derivatives	~~W~~	3,317,418	~~W~~	—	~~W~~	3,317,418	~~W~~	(875,898)	~~W~~	(663,785)	~~W~~	1,777,735

(December 31, 2024)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the separate statement of financial position
							Financial instruments		Cash collateral		Net amount
Financial assets:
Derivatives	~~W~~	2,295,528	~~W~~	—	~~W~~	2,295,528	~~W~~	(185,989)	~~W~~	—	~~W~~	2,109,539
Financial investments		540,710		—		540,710		(521,767)		—		18,943

Total	~~W~~	2,836,238	~~W~~	—	~~W~~	2,836,238	~~W~~	(707,756)	~~W~~	—	~~W~~	2,128,482

Financial liabilities:
Derivatives	~~W~~	5,375,843	~~W~~	—	~~W~~	5,375,843	~~W~~	(185,989)	~~W~~	(790,077)	~~W~~	4,399,777
Securities sold under repurchase agreement		521,767		—		521,767		(521,767)		—		—

Total	~~W~~	5,897,610	~~W~~	—	~~W~~	5,897,610	~~W~~	(707,756)	~~W~~	(790,077)	~~W~~	4,399,777

5-4.	Transfer of financial assets

The Bank continues to recognize the financial assets related to repurchase agreements on the separate statement of financial position since those transactions are not qualified for derecognition even though the Bank transfers the financial assets. Since financial assets sold under repurchase agreements is sold to be repurchased at fixed prices, the Bank retains substantially all the risks and rewards of ownership of the asset.

Details of carrying amounts of assets transferred and relevant liabilities as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025				Dec. 31, 2024
	Carrying amount of transferred assets		Carrying amount of relevant liabilities		Carrying amount of transferred assets		Carrying amount of relevant liabilities
Securities sold under repurchase agreement	~~W~~	—	~~W~~	—	~~W~~	540,710	~~W~~	521,767

6.	OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws, such as The Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business.

7.	CASH AND DUE FROM FINANCIAL INSTITUTIONS:

(1)	Cash and cash equivalents as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

Detail	Jun. 30, 2025		Dec. 31, 2024
Due from financial institutions in local currency	~~W~~	1,272,667	~~W~~	1,720,557
Due from financial institutions in foreign currencies		7,906,601		11,195,198

Subtotal		9,179,268		12,915,755

Restricted due from financial institutions		(2,298,022)		(3,358,479)
Due from financial institutions with original maturities of more than three months at acquisition date		(1,200,000)		(1,700,000)

Subtotal		(3,498,022)		(5,058,479)

Total (*1)	~~W~~	5,681,246	~~W~~	7,857,274

(*1)	It is equal to the due from financial institutions as presented in the separate statements of cash flows.

(2)	Details of due from financial institutions as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025			Dec. 31, 2024
Detail	Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency:
Demand deposits	~~W~~	3,555	0.00~0.10	~~W~~	1,566	0.00~0.10
Time deposits		1,250,000	2.65~3.57		1,700,000	3.35~3.73
Others		6,700	1.65		5,900	1.65
Margin for derivatives		12,412	0.00		13,091	0.00

Subtotal		1,272,667			1,720,557

Due from financial institutions in foreign currencies:
Demand deposits		81,507	—		43,623	—
On demand		5,350,399	0.00~4.38		7,340,428	0.00~5.38
Offshore demand deposits		189,086	0.00~4.38		465,759	0.00~5.38
Others		1,271,082	5.33		2,565,498	5.33
Margin for derivatives		1,014,527	0.00		765,322	0.00
Margin for repurchase agreement		—	—		14,568	0.00

Subtotal		7,906,601			11,195,198

Total	~~W~~	9,179,268		~~W~~	12,915,755

(3)	Restricted due from financial institutions as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

Detail	Financial Institution	Jun. 30, 2025		Dec. 31, 2024		Reason for restriction
Others	Standard Chartered Bank and others	~~W~~	2,298,022	~~W~~	3,358,479	Credit Support Annex (CSA) for derivative transactions

8.	FINANCIAL ASSETS AT FVTPL:

Details of financial assets at FVTPL as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Securities at FVTPL
Debt securities in local currency
Debentures	~~W~~	10,126	~~W~~	—
Paid-in capital		493,360		392,843
Beneficiary certificates		2,357,650		2,356,883

Subtotal		2,861,136		2,749,726

Debt securities in foreign currencies
Debentures		—		24,857
Paid-in capital		11,507		11,982
Beneficiary certificates		61,416		73,453

Subtotal		72,923		110,292

Equity securities in foreign currencies Shares		36,998		58,205
Derivative assets for trading
Shares related		9,375		9,374
Interest rates related		770,871		1,033,970
Foreign currencies related		609,665		1,175,500
Others		13		—

Subtotal		1,389,924		2,218,844

Total	~~W~~	4,360,981	~~W~~	5,137,067

9.	FINANCIAL INVESTMENTS:

Details of financial investments as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Financial assets at FVOCI
Debt securities in local currency
National and municipal bonds	~~W~~	848,338	~~W~~	715,502
Financial bonds		1,328,503		1,294,272

Subtotal		2,176,841		2,009,774

Equity securities in local currency
Shares (*1)		15,429,735		13,075,817
Paid-in capital		31,960		29,857

Subtotal		15,461,695		13,105,674

Debt securities in foreign currencies
Corporate bonds and etc. (*2)		3,002,287		2,853,792
Other securities		278,703		—

		3,280,990		2,853,792

Securities at amortized cost
Debt securities in local currency
National bond		39,314		29,992
Financial bonds		140,424		90,430

Subtotal		179,738		120,422

Debt securities in foreign currencies
Corporate bonds and etc. (*2)		1,005,431		1,242,554

Total	~~W~~	22,104,695	~~W~~	19,332,216

(*1)

The fair value option through other comprehensive income was exercised for certain equity securities due to strategic holding requirements. The cumulative gains and losses from disposals amounted to ~~W~~248,378 million and ~~W~~244,823 million for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, respectively. No reclassifications affecting cumulative gains or losses occurred during these periods.

(*2)	It includes debt securities, which are pledged as collateral amounting to ~~W~~237,028 million and ~~W~~782,836 million as of June 30, 2025 and December 31, 2024, respectively.

10.	LOANS AT AMORTIZED COST:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(58) million as of December 31, 2024.

(1)	Details of loans as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Detail	Jun. 30, 2025		Dec. 31, 2024
Loans in local currency	Loans for export	~~W~~	17,687,866	~~W~~	16,816,859
	Loans for foreign investments		2,018,911		2,101,491
	Loans for import		7,829,475		7,470,711
	Troubled Debt Restructuring		1,237,509		1,866,073
	Others		20,190		22,355

	Subtotal		28,793,951		28,277,489

Loans in foreign currencies	Loans for export		21,243,392		22,194,532
	Loans for foreign investments		28,126,750		30,123,583
	Loans for rediscounted trading notes		610,380		499,800
	Loans for import		4,113,059		4,995,337
	Overseas funding loans		886,250		1,041,416
	Loans for economic cooperation		835,497		861,494
	Others		6,116		8,285

	Subtotal		55,821,444		59,724,447

Others	Domestic usance bills		172,215		162,044
	Foreign-currency bills bought		1,154,045		1,177,430
	Advance payments on acceptances and guarantees		17,333		18,784
	Call loans		2,373,700		2,286,900
	Interbank loans in foreign currency		42,862		167,148
	Private placement corporate bonds in local currency		—		31,200

	Subtotal		3,760,155		3,843,506

	Total		88,375,550		91,845,442

Net deferred loan origination fees and costs			(446,943)		(453,954)
Allowance for doubtful account			(2,401,192)		(2,665,312)

	Total	~~W~~	85,527,415	~~W~~	88,726,176

(2)	Changes in allowance for doubtful account for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	433,269	~~W~~	1,621,309	~~W~~	610,734	~~W~~	2,665,312
- Transfer to 12 months expected credit losses		—		—		—		—
- Transfer to lifetime expected credit losses		(3,649)		3,649		—		—
- Transfer to credit-impaired financial assets		(555)		(887)		1,442		—
Written-off		—		—		(2,324)		(2,324)
Collection		—		—		4,554		4,554
Loan-for-equity swap		—		—		(3,858)		(3,858)
Others		20		—		—		20
Unwinding effect		—		—		(548)		(548)
Foreign exchange translation		(12,468)		(63,262)		(35,463)		(111,193)
Additional provisions (Reversals of provisions)		(35,873)		(165,176)		50,278		(150,771)

Ending balance	~~W~~	380,744	~~W~~	1,395,633	~~W~~	624,815	~~W~~	2,401,192

(2024)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	325,201	~~W~~	1,272,952	~~W~~	453,238	~~W~~	2,051,391
- Transfer to 12 months expected credit losses		167,220		(167,200)		(20)		—
- Transfer to lifetime expected credit losses		(13,466)		14,279		(813)		—
- Transfer to credit-impaired financial assets		(657)		(335)		992		—
Written-off		—		—		(9,921)		(9,921)
Collection		—		—		9,245		9,245
Loan-for-equity swap		—		—		(118,292)		(118,292)
Unwinding effect		—		—		(1,031)		(1,031)
Foreign exchange translation		14,915		101,774		41,325		158,014
Additional provisions (Reversals of provisions)		(59,944)		399,839		236,011		575,906

Ending balance	~~W~~	433,269	~~W~~	1,621,309	~~W~~	610,734	~~W~~	2,665,312

11.	INVESTMENTS IN ASSOCIATES AND SUBSIDIAIRIES:

(1)	Details of investments in associates and subsidiaries as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	~~W~~	200,753	~~W~~	138,312
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	97.52		90,865		90,076
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		89,880		57,755
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		249,693		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary	Singapore	Financial service	December	100.00		430,213		372,510
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		2,886		950
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	14.80		281,868		197,820
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		466,069		968,743
KB-Badgers Future Mobility ESG Fund I	Associate	Korea	Financial service	December	22.73		6,960		10,045
WWG Green New Deal PEF	Associate	Korea	Financial service	December	25.00		11,498		12,267
Corporate Structure Innovation PEF IV	Associate	Korea	Financial service	December	22.16		37,672		37,622
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Associate	Korea	Financial service	December	23.58		24,591		25,000
STIC K-Growth Private Equity Fund	Associate	Korea	Financial service	December	21.57		12,610		13,619
Wonik M&A 2024 Private Equity Fund	Associate	Korea	Financial service	December	25.00		8,371		8,950
Corporate Structure Innovation PEF V	Associate	Korea	Financial service	December	22.02		19,647		19,825

Total								~~W~~	2,121,333

(December 31, 2024)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	~~W~~	193,206	~~W~~	138,312
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	97.52		97,411		90,076
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		94,776		57,755
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		262,662		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary	Singapore	Financial service	December	100.00		458,180		372,510
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		1,809		950
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	14.80		294,882		197,820
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	24.99		2,642		3,337
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		450,565		968,743
KB-Badgers Future Mobility ESG Fund I	Associate	Korea	Financial service	December	22.73		7,284		10,045
WWG Green New Deal PEF	Associate	Korea	Financial service	December	25.00		9,268		9,925
Corporate Structure Innovation PEF IV	Associate	Korea	Financial service	December	22.20		20,679		21,049
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Associate	Korea	Financial service	December	23.58		24,853		25,000
STIC K-Growth Private Equity Fund	Associate	Korea	Financial service	December	21.57		7,882		8,518
Wonik M&A 2024 Private Equity Fund	Associate	Korea	Financial service	December	25.00		8,588		8,950
Corporate Structure Innovation PEF V	Associate	Korea	Financial service	December	22.02		864		951

Total								~~W~~	2,081,780

(*1)	The amounts represent net asset after taking into account percentage of ownership.
(*2)

As at June 30, 2025 and 2024, the entity is classified into an associate because the Company has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.

(2)	Changes in investments in associates and subsidiaries for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

Company	Detail	Beginning balance		Acquisitions		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	~~W~~	138,312	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	138,312
PT.KOEXIM Mandiri Finance	Subsidiary		90,076		—		—		—		90,076
KEXIM Vietnam Leasing Co.	Subsidiary		57,755		—		—		—		57,755
KEXIM Asia Limited	Subsidiary		167,839		—		—		—		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary		372,510		—		—		—		372,510
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Credit Guarantee and Investment Fund	Associate		197,820		—		—		—		197,820
KTB Newlake Global Healthcare PEF	Associate		3,337		—		(3,337)		—		—
Korea Aerospace Industries. Ltd.	Associate		968,743		—		—		—		968,743
KB-Badgers Future Mobility ESG Fund I	Associate		10,045		—		—		—		10,045
WWG Green New Deal PEF	Associate		9,925		2,343		—		—		12,267
Corporate Structure Innovation PEF IV	Associate		21,049		17,301		(728)		—		37,622
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Associate		25,000		—		—		—		25,000
STIC K-Growth Private Equity Fund	Associate		8,518		5,101		—		—		13,619
Wonik M&A 2024 Private Equity Fund	Associate		8,950		—		—		—		8,950
Corporate Structure Innovation PEF V	Associate		951		18,873		—		—		19,825

Total		~~W~~	2,081,780	~~W~~	43,618	~~W~~	(4,065)	~~W~~	—	~~W~~	2,121,333

(2024)

Company	Detail	Beginning balance		Acquisitions		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	~~W~~	138,312	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	138,312
PT.KOEXIM Mandiri Finance	Subsidiary		90,076		—		—		—		90,076
KEXIM Vietnam Leasing Co.	Subsidiary		57,755		—		—		—		57,755
KEXIM Asia Limited	Subsidiary		167,839		—		—		—		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary		372,510		—		—		—		372,510
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Credit Guarantee and Investment Fund	Associate		197,820		—		—		—		197,820
KTB Newlake Global Healthcare PEF	Associate		3,337		—		—		—		3,337
Korea Aerospace Industries. Ltd.	Associate		968,743		—		—		—		968,743
KB-Badgers Future Mobility ESG Fund I	Associate		4,265		5,780		—		—		10,045
WWG Green New Deal PEF	Associate		3,475		6,450		—		—		9,925
Corporate Structure Innovation PEF IV	Associate		544		20,505		—		—		21,049
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Associate		—		25,000		—		—		25,000
STIC K-Growth Private Equity Fund	Associate		—		8,518		—		—		8,518
Wonik M&A 2024 Private Equity Fund	Associate		—		8,950		—		—		8,950
Corporate Structure Innovation PEF V	Associate		—		951		—		—		951

Total		~~W~~	2,005,626	~~W~~	76,154	~~W~~	—	~~W~~	—	~~W~~	2,081,780

(3)	Summarized financial information of associates and subsidiaries as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Company	Assets		Liabilities		Operating income (loss)		Profit (Loss) for the year		Total comprehensive income (loss)
KEXIM Bank UK Limited	~~W~~	1,108,379	~~W~~	907,626	~~W~~	5,262	~~W~~	3,883	~~W~~	7,899
PT.KOEXIM Mandiri Finance		253,170		162,305		2,456		1,419		(6,546)
KEXIM Vietnam Leasing Co.		188,154		98,274		3,119		2,555		(4,813)
KEXIM Asia Limited		1,505,187		1,255,494		6,226		5,037		(12,621)
KEXIM Global(Singapore) Ltd.		1,089,246		659,033		10,184		7,513		(26,555)
EXIM PLUS Co., Ltd.		5,774		2,888		996		1,077		1,077
Credit Guarantee and Investment Fund		2,099,877		195,541		14,307		22,011		65,863
Korea Aerospace Industries. Ltd.		9,393,885		7,629,333		132,029		86,246		86,113
KB-Badgers Future Mobility ESG Fund I		30,625		3		(1,421)		(1,421)		(1,421)
WWG Green New Deal PEF		45,993		—		(449)		(449)		(449)
Corporate Structure Innovation PEF IV		170,524		502		1,902		1,902		1,902
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP		104,641		375		(1,108)		(1,108)		(1,108)
STIC K-Growth Private Equity Fund		60,755		2,296		(1,696)		(1,696)		(1,696)
Wonik M&A 2024 Private Equity Fund		34,871		1,388		(871)		(871)		(871)
Corporate Structure Innovation PEF V		89,671		455		(409)		(409)		(409)

(December 31, 2024)

Company	Assets		Liabilities		Operating income (loss)		Profit (Loss) for the year		Total comprehensive income (loss)
KEXIM Bank UK Limited	~~W~~	1,080,734	~~W~~	887,528	~~W~~	6,809	~~W~~	5,055	~~W~~	28,054
PT.KOEXIM Mandiri Finance		262,145		164,734		5,018		3,525		11,436
KEXIM Vietnam Leasing Co.		216,837		122,062		1,496		1,030		12,618
KEXIM Asia Limited		1,355,010		1,092,348		8,307		6,987		43,202
KEXIM Global(Singapore) Ltd.		886,621		428,442		17,124		14,284		69,502
EXIM PLUS Co., Ltd.		2,976		1,167		135		260		260
Credit Guarantee and Investment Fund		2,167,526		175,077		66,690		66,690		425,224
KTB Newlake Global Healthcare PEF		10,571		1		(48)		(48)		(48)
Korea Aerospace Industries. Ltd.		8,018,594		6,291,418		240,718		170,895		155,974
KB-Badgers Future Mobility ESG Fund I		32,051		—		(8,304)		(8,304)		(8,304)
WWG Green New Deal PEF		37,266		194		(783)		(783)		(783)
Corporate Structure Innovation PEF IV		94,166		1,017		(1,118)		(1,118)		(1,118)
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP		105,752		377		(625)		(625)		(625)
STIC K-Growth Private Equity Fund		37,894		1,354		(2,948)		(2,948)		(2,948)
Wonik M&A 2024 Private Equity Fund		34,821		467		(1,446)		(1,446)		(1,446)
Corporate Structure Innovation PEF V		4,318		396		(396)		(396)		(396)

12.	PROPERTY, PLANT AND EQUIPMENT:

Changes in property, plant and equipment for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Others		Ending balance
Lands	~~W~~	192,598	~~W~~	365	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	192,963
Buildings		59,008		1,115		—		(1,038)		—		59,085
Leasehold improvements		1,144		371		—		(259)		—		1,256
Vehicles		662		283		—		(221)		—		724
Furniture and fixture		27,393		1,929		(1)		(5,538)		—		23,783
Construction in progress		45,241		21,294		—		—		—		66,535

Total	~~W~~	326,046	~~W~~	25,357	~~W~~	(1)	~~W~~	(7,056)	~~W~~	—	~~W~~	344,346

(2024)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Others		Ending balance
Lands	~~W~~	191,259	~~W~~	1,339	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	192,598
Buildings		56,525		4,486		—		(2,003)		—		59,008
Leasehold improvements		754		755		—		(365)		—		1,144
Vehicles		1,009		150		—		(497)		—		662
Furniture and fixture		23,308		13,564		(1)		(9,478)		—		27,393
Construction in progress		19,880		25,361		—		—		—		45,241

Total	~~W~~	292,735	~~W~~	45,655	~~W~~	(1)	~~W~~	(12,343)	~~W~~	—	~~W~~	326,046

13.	INTANGIBLE ASSETS:

Changes in intangible assets for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Ending balance
Computer software	~~W~~	14,455	~~W~~	522	~~W~~	—	~~W~~	(2,276)	~~W~~	12,701
System development fees		40,251		6,740		—		(4,281)		42,710
Memberships		3,848		—		—		—		3,848

Total	~~W~~	58,554	~~W~~	7,262	~~W~~	—	~~W~~	(6,557)	~~W~~	59,259

(2024)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Ending balance
Computer software	~~W~~	11,122	~~W~~	7,062	~~W~~	—	~~W~~	(3,729)	~~W~~	14,455
System development fees		31,558		15,424		—		(6,731)		40,251
Memberships		3,657		309		(118)		—		3,848

Total	~~W~~	46,337	~~W~~	22,795	~~W~~	(118)	~~W~~	(10,460)	~~W~~	58,554

14.	OTHER ASSETS:

(1)	Details of other assets as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Other financial assets:
Guarantee deposits	~~W~~	47,646	~~W~~	45,468
Accounts receivable		66,987		110,781
Accrued income		1,439,200		1,446,172
Receivable spot exchange		63		61
Allowance for doubtful account on other assets		(9,992)		(12,278)

Subtotal		1,543,904		1,590,204

Other assets:
Advance payments		219		258
Prepaid expenses		15,083		24,103
Current income tax asset		1,859		1,859
Sundry assets		28,890		28,647

Subtotal		46,051		54,867

Total	~~W~~	1,589,955	~~W~~	1,645,071

(2)	Changes in allowance for doubtful account on other assets for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		2024
Beginning balance	~~W~~	12,278	~~W~~	13,980
Written-off		—		(24)
Effects of foreign exchange rate changes		(303)		—
Reversal of provisions		(1,983)		(1,678)

Ending balance	~~W~~	9,992	~~W~~	12,278

15.	BORROWINGS:

(1)	Details of borrowings as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Long-term borrowings from foreign financial institutions	MUFG BANK SEOUL BRANCH (JP) and others	JPY TONA ON +0.29 ~ USD Term SOFR 3M+0.83	~~W~~	3,422,977
Commercial papers denominated in foreign currencies	JP MORGAN SECURITIES PLC.(GB)	4.58		67,820
Offshore commercial papers denominated in foreign currencies	CITIGROUP GLOBAL MARKETS LIMITED(US) and others	2.20~4.59		713,510
Others (Foreign banks)	Bank of America NEW YORK and others	0.09~0.70		172,215
Others (CSA)	SHINHAN BANK and others	0.00~4.33		278,686

Total			~~W~~	4,655,208

(December 31, 2024)

Detail	Lender	Interest rate (%)	Amount
Sales of repurchase agreement:
Sales of repurchase agreement	ING BANK	4.79	~~W~~	521,767
Borrowings in foreign currencies:
Long term borrowings from foreign financial institutions	MUFG BANK SEOUL BRANCH (JP) and others	EURIBOR 3M+0.25 ~ USD Term SOFR 3M+0.83		4,778,564
Commercial papers denominated in foreign currencies	JPMORGAN CHASE BANK, N.A.(US) and others	4.58 ~ 4.63		220,500
Offshore commercial papers denominated in foreign currencies	CITIGROUP GLOBAL MARKETS LIMITED(US) and others	3.02 ~ 5.43		1,126,010
Others (Foreign banks)	THE HONGKONG AND SHANGHAI BANKING CORPORATION and others	0.09 ~ 0.70		162,044
Others (CSA)	UBS and others	0.00 ~ 5.33		45,100

Subtotal				6,332,218

Total			~~W~~	6,853,985

(2)	Details of the borrowings from other financial institutions as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Type	Securities sold under repurchase agreement		Borrowings in foreign currencies		Total
Commercial banks	~~W~~	—	~~W~~	4,655,208	~~W~~	4,655,208

(December 31, 2024)

Type	Securities sold under repurchase agreement		Borrowings in foreign currencies		Total
Commercial banks	~~W~~	521,767	~~W~~	6,332,218	~~W~~	6,853,985

16.	DEBENTURES:

Details of debentures as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025			Dec. 31, 2024
Detail	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency:
Floating rate	31-DayCD+0.02~ 31-DayCD+0.09	~~W~~	5,820,000	31-DayCD+0.11~ 31-DayCD+0.35	~~W~~	4,560,000
Fixed rate	1.45~ 5.58		22,760,000	1.11 ~ 7.80		24,860,000

			28,580,000			29,420,000

Fair value hedging adjusting			(1,415,873)			(2,357,334)
Discount on debentures			(109,833)			(104,803)

Subtotal			27,054,294			26,957,863

Foreign currencies:
Floating rate	AUD BBSW 3M+0.78~MXN TIIE 28D+0.2		6,309,812	AUD BBSW 3M+0.8~MXN TIIE 28D+0.2		5,654,576
Fixed rate	0.00 ~ 13.75		57,167,242	0.00 ~ 11.90		60,751,479

Subtotal			63,477,054			66,406,055

Fair value hedging adjusting			765			43
Discount on debentures			(163,441)			(169,044)

Subtotal			63,314,378			66,237,054

Total		~~W~~	90,368,672		~~W~~	93,194,917

17.	PROVISIONS:

(1)	Details of provisions as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Provisions for acceptances and guarantees	~~W~~	872,062	~~W~~	1,009,329
Provisions for unused loan commitments		169,291		141,584
Provisions for others		25,027		25,027

Total	~~W~~	1,066,380	~~W~~	1,175,940

(2)	Changes in provisions for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

	Acceptances and guarantees
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	65,795	~~W~~	737,403	~~W~~	206,131	~~W~~	1,009,329
- Transfer to 12 month expected credit losses		—		—		—		—
- Transfer to lifetime expected credit losses		(8)		8		—		—
- Transfer to credit-impaired financial assets		(4)		—		4		—
Foreign exchange translation		(3,566)		(46,063)		(12,667)		(62,296)
Reversal of provisions		(7,571)		(25,974)		(41,426)		(74,971)

Ending balance	~~W~~	54,646	~~W~~	665,374	~~W~~	152,042	~~W~~	872,062

	Unused loan commitments
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	88,753	~~W~~	48,237	~~W~~	4,594	~~W~~	141,584
- Transfer to 12 month expected credit losses		—		—		—		—
- Transfer to lifetime expected credit losses		(15)		15		—		—
- Transfer to credit-impaired financial assets		(58)		—		58		—
Foreign exchange translation		(1,847)		—		—		(1,847)
Additional provisions (Reversal of provisions)		(28,738)		60,125		(1,833)		29,554

Ending balance	~~W~~	58,095	~~W~~	108,377	~~W~~	2,819	~~W~~	169,291

(2024)

	Acceptances and guarantees
	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	57,076	~~W~~	717,864	~~W~~	139,802	~~W~~	914,742
- Transfer to 12 months expected credit losses		7,050		(7,050)		—		—
- Transfer to lifetime expected credit losses		—		—		—		—
- Transfer to credit-impaired financial assets		(681)		—		681		—
Foreign exchange translation		5,249		66,982		10,721		82,952
Additional provisions (reversal of provisions)		(2,899)		(40,393)		54,927		11,635

Ending balance	~~W~~	65,795	~~W~~	737,403	~~W~~	206,131	~~W~~	1,009,329

	Unused loan commitments
	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	90,094	~~W~~	446,576	~~W~~	13,537	~~W~~	550,207
- Transfer to 12 months expected credit losses		39,825		(39,825)		—		—
- Transfer to lifetime expected credit losses		(1)		5		(4)		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		4,104		—		—		4,104
Reversal of provisions		(45,269)		(358,519)		(8,939)		(412,727)

Ending balance	~~W~~	88,753	~~W~~	48,237	~~W~~	4,594	~~W~~	141,584

18.	POST-EMPLOYMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1)	Defined benefit plan

The Bank operates defined benefit plans that have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•

The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk. If actuarial or investment experience are worse than expected, the entity’s obligation may be increased.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the PUC (Projected Unit Credit) method.

The data used in the PUC, such as discount rates, future salary increase rate, mortality rate, consumer price index and expected return on plan assets, is based on observable market data and historical data, which are annually updated.

Actuarial assumptions may differ from actual results due to change in the market, economic trend and mortality trend which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2)	Details of defined benefit obligation as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Present value of defined benefit obligations	~~W~~	144,745	~~W~~	142,655
Fair value of plan assets		(167,524)		(170,216)

Net defined benefit assets	~~W~~	(22,779)	~~W~~	(27,561)

(3)	Changes in net defined benefit liabilities (assets) for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	~~W~~	142,655	~~W~~	(170,216)	~~W~~	(27,561)
Contributions from the employer		—		—		—
Current-service cost		6,061		—		6,061
Interest expense (income)		3,129		(3,764)		(635)
Actuarial gains and losses arising from changes in demographic assumptions		—		—		—
Actuarial gains and losses arising from changes in financial assumptions		—		—		—
Actuarial gains and losses arising from experience adjustments		—		—		—
Management fees on plan assets		—		—		—
Benefits paid		(7,100)		6,456		(644)

Ending balance	~~W~~	144,745	~~W~~	(167,524)	~~W~~	(22,779)

(2024)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	~~W~~	116,681	~~W~~	(145,112)	~~W~~	(28,431)
Contributions from the employer		—		(24,600)		(24,600)
Current-service cost		10,061		—		10,061
Interest expense (income)		5,671		(7,141)		(1,470)
Actuarial gains and losses arising from changes in demographic assumptions		—		—		—
Actuarial gains and losses arising from changes in financial assumptions		11,034		1,250		12,284
Actuarial gains and losses arising from experience adjustments		5,120		—		5,120
Management fees on plan assets		—		180		180
Benefits paid		(5,912)		5,207		(705)

Ending balance	~~W~~	142,655	~~W~~	(170,216)	~~W~~	(27,561)

(4)	Details of plan assets as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Cash and cash equivalent	~~W~~	3	~~W~~	—
Debt instruments		166,165		170,216
Others		1,356		—

1. Total	~~W~~	167,524	~~W~~	170,216

(5)	Post-employment benefit costs incurred from the defined contribution plan for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended Jun. 30, 2025		Six-month period ended Jun. 30, 2024
Post-employment benefits	~~W~~	320	~~W~~	324

19.	OTHER LIABILITIES:

(1)	Details of other liabilities as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Other financial liabilities:
Financial guarantee contract liabilities	~~W~~	996,037	~~W~~	1,069,272
Foreign exchanges payable		86,852		94,411
Accounts payable		62,729		102,440
Accrued expenses		1,434,825		1,409,987
Guarantee deposit received		360		368

Subtotal		2,580,803		2,676,478

Other liabilities:
Allowance for deferred day 1 profit or loss in derivatives		4,974		5,260
Unearned income		311,313		295,896
Current tax payable		269,296		413,735
Sundry liabilities		7,126		7,371

Subtotal		592,709		722,262

Total	~~W~~	3,173,512	~~W~~	3,398,740

(2)	Changes in financial guarantee contract liabilities for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

	Six-month period ended Jun. 30, 2025		2024
Beginning balance	~~W~~	1,069,272	~~W~~	1,002,162
Foreign exchange translation		(47,891)		102,093
Reversal of financial guarantee contract liabilities		(42,144)		(77,179)
Others(*1)		16,800		42,196

Ending balance	~~W~~	996,037	~~W~~	1,069,272

(*1)	Others are the effects of the change due to newly occurrence and the arrival of maturity of financial guarantee contracts evaluated by fair value the first time and the changes in discount rates.

20.	DERIVATIVES:

The Bank operates derivatives for trading and hedging instruments. Derivatives held for trading purpose are included in financial assets and liabilities at FVTPL.

(1)	Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the fair value hedge if the hedging instrument expires or is sold, terminated or exercised; the hedge no longer meets the criteria for hedge accounting; or the Bank evokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes in fair values of hedged items arising from changes in foreign exchange rates.

(2)	Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable-rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income and the ineffective portion of the gain or loss on the hedging instrument are recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income are reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised; the hedge no longer meets the criteria for hedge accounting; or the Bank revokes the designation. If the forecasted transaction is no longer expected to occur, any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective are reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes in cash flows of hedged items arising from changes in foreign exchange rates.

(3)	Details of derivative assets and liabilities as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

			Derivative assets (*1)
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	79,655,315	~~W~~	7,486	~~W~~	—	~~W~~	770,871	~~W~~	778,357

Currency:
Currency forwards		7,232,323		—		—		144,664		144,664
Currency swaps		26,689,889		641,013		26,056		465,001		1,132,070

Subtotal		33,922,212		641,013		26,056		609,665		1,276,734

Share:
Share options		2,294,952		—		—		9,375		9,375
Others
Other derivatives		2,284,775		—		—		13		13

Total	~~W~~	118,157,254	~~W~~	648,499	~~W~~	26,056	~~W~~	1,389,924	~~W~~	2,064,479

(*1)	Credit risk adjustment amount related to derivatives is excluded.

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	79,655,315	~~W~~	834,869	~~W~~	—	~~W~~	1,397,625	~~W~~	2,232,494

Currency:
Currency forwards		7,232,323		—		—		155,047		155,047
Currency swaps		26,689,889		506,503		—		423,374		929,877

Subtotal		33,922,212		506,503		—		578,421		1,084,924

Share:
Share options		2,294,952		—		—		5,448		5,448
Others
Other derivatives		2,284,775		—		—		—		—

Total	~~W~~	118,157,254	~~W~~	1,341,372	~~W~~	—	~~W~~	1,981,494	~~W~~	3,322,866

(December 31, 2024)

			Derivative assets (*1)
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	84,563,319	~~W~~	2,577	~~W~~	—	~~W~~	1,033,970	~~W~~	1,036,547

Currency:
Currency forwards		6,779,397		—		—		296,732		296,732
Currency swaps		27,897,849		83,481		—		878,768		962,249

Subtotal		34,677,246		83,481		—		1,175,500		1,258,981

Share:
Share options		2,295,088		—		—		9,374		9,374

Total	~~W~~	121,535,653	~~W~~	86,058	~~W~~	—	~~W~~	2,218,844	~~W~~	2,304,902

(*1)	Credit risk adjustments related to derivatives are excluded.

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	84,563,319	~~W~~	1,044,231	~~W~~	—	~~W~~	1,824,342	~~W~~	2,868,573

Currency:
Currency forwards		6,779,397		—		—		193,003		193,003
Currency swaps		27,897,849		1,325,406		8,318		980,543		2,314,267

Subtotal		34,677,246		1,325,406		8,318		1,173,546		2,507,270

Share:
Share options		2,295,088		—		—		15,665		15,665

Total	~~W~~	121,535,653	~~W~~	2,369,637	~~W~~	8,318	~~W~~	3,013,553	~~W~~	5,391,508

(4)	Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended Jun. 30, 2025		Six-month period ended Jun. 30, 2024
Fair value hedge – hedged items	~~W~~	(942,136)	~~W~~	573,656
Fair value hedge – hedging instruments		2,379,402		(1,200,013)

(5)

As a result of cash flow hedge, the Bank recognized ~~W~~32,932 million and ~~W~~(11,860) million as other comprehensive income (loss) (before tax effect) for the six-month periods ended June 30, 2025 and 2024, respectively The Bank recognized ~~W~~494 million as ineffectiveness in relation to cash flow hedge for the six-month period ended June 30, 2025, and there is no ineffectiveness for the six-month period ended June 30, 2024.

(6)	Hedge accounting

1)	Purpose and strategy of risk avoidance

The Bank transacts with derivative financial instruments to hedge its interest rate risk and currency risk arising from the assets and liabilities of the Bank. The Bank applies the fair value hedge accounting for the changes in the market interest rates of the financial debentures in Korean won and foreign currencies and the loans in foreign currencies, and cash flow hedge accounting for interest rate swaps and currency swaps to hedge cash flow risk due to interest rates of the debentures in Korean won and currency risk due to the loans in foreign currency.

2)	Nominal values and average hedge ratio for derivatives as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	~~W~~	13,936,377	~~W~~	9,943,729	~~W~~	8,242,470	~~W~~	4,215,558	~~W~~	5,270,209	~~W~~	11,787,023	~~W~~	53,395,366
Nominal amount of hedging instruments		13,936,377		9,943,729		9,191,950		4,215,558		5,270,209		12,580,448		55,138,271
Average hedge ratio		100.00%		100.00%		111.52%		100.00%		100.00%		106.73%		103.26%
Cash flow hedges
Nominal amount of hedged items	~~W~~	664,958	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	664,958
Nominal amount of hedging instruments		664,958		—		—		—		—		—		664,958
Average hedge ratio		100.00%		—		—		—		—		—		100.00%

(December 31, 2024)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	~~W~~	13,739,074	~~W~~	12,308,751	~~W~~	7,939,172	~~W~~	5,713,543	~~W~~	3,228,338	~~W~~	12,658,392	~~W~~	55,587,270
Nominal amount of hedging instruments		12,636,574		12,308,751		8,968,172		5,713,543		3,228,338		13,501,207		56,356,585
Average hedge ratio		91.98%		100.00%		112.96%		100.00%		100.00%		106.66%		101.38%
Cash flow hedges
Nominal amount of hedged items	~~W~~	685,260	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	685,260
Nominal amount of hedging instruments		685,260		—		—		—		—		—		685,260
Average hedge ratio		100.00%		—		—		—		—		—		100.00%

3)	Effect of hedge accounting on statement of financial position, statement of comprehensive income, statement of changes in equity

①

Effects of hedging instruments on statement of financial position, statement of comprehensive income, statement of changes in equity as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Detail	Nominal amount		Carrying amount of assets (*1)		Carrying amount of liabilities		Changes of fair value in the period
Fair value hedges
Interest swap	~~W~~	40,888,504	~~W~~	7,486	~~W~~	834,869	~~W~~	1,025,065
Currency swap		14,249,767		641,013		506,503		156,405

Subtotal		55,138,271		648,499		1,341,372		1,181,470

Cash flow hedges		664,958		26,056		—		34,373

Total	~~W~~	55,803,229	~~W~~	674,555	~~W~~	1,341,372	~~W~~	1,215,843

(December 31, 2024)

Detail	Nominal amount		Carrying amount of assets (*1)		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Interest swap	~~W~~	43,210,206	~~W~~	2,577	~~W~~	1,044,231	~~W~~	(82,111)
Currency swap		13,146,379		83,481		1,325,406		(110,144)

Subtotal		56,356,585		86,058		2,369,637		(192,255)

Cash flow hedges		685,260		—		8,318		(69,074)

Total	~~W~~	57,041,845	~~W~~	86,058	~~W~~	2,377,955	~~W~~	(261,329)

(*1)	Credit risk adjustment amount related to derivatives is excluded.

②

Effects of fair value hedged items on statement of financial position, statement of comprehensive income, statement of changes in equity as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Statement of financial position				Accumulated adjustment of fair value hedging
Detail	Loan		Debenture		Asset		Liability		Changes of fair value in the period
Interest:
Debentures in local currency	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	(52,242)	~~W~~	(41,053)
Debentures in foreign currencies		—		39,077,779		—		(1,203,388)		(805,067)

Subtotal		—		39,077,779		—		(1,255,630)		(846,120)

Currency:
Debentures in foreign currencies		—		14,317,587		—		(158,061)		(61,747)

Total	~~W~~	—	~~W~~	53,395,366	~~W~~	—	~~W~~	(1,413,691)	~~W~~	(907,867)

(December 31, 2024)

	Statement of financial position				Accumulated adjustment of fair value hedging
Detail	Loan		Debenture		Asset		Liability		Changes of fair value in the year
Interest:
Debentures in local currency	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	(93,296)	~~W~~	(15,589)
Debentures in foreign currencies		—		41,748,294		—		(2,022,157)		357,867

Subtotal		—		41,748,294		—		(2,115,453)		342,278

Currency:
Discontinuation of risk hedging
Loans in foreign currencies		4,148		—		(1)		—		33
Debentures in foreign currencies		—		13,838,977		—		(240,374)		68,244
Discontinuation of risk hedging
Debentures in foreign currencies		—		21,322		—		(1,644)		98

Subtotal		4,148		13,860,299		(1)		(242,018)		68,375

Total	~~W~~	4,148	~~W~~	55,608,593	~~W~~	(1)	~~W~~	(2,357,471)	~~W~~	410,653

③

Effects of cash flow hedged items on statement of financial position, statement of comprehensive income, statement of changes in equity as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Detail	Statement of financial position		Accumulated adjustment of cash flow hedging		Changes of fair value in the period
Currency:
Debentures in foreign currencies	~~W~~	664,958	~~W~~	20,037	~~W~~	(33,979)

(December 31, 2024)

Detail	Statement of financial position		Accumulated adjustment of cash flow hedging		Changes of fair value in the year
Currency:
Debentures in foreign currencies	~~W~~	685,260	~~W~~	(5,288)	~~W~~	68,737

4)	Gains (losses) on hedged items and hedging instruments attributable to the hedged ineffectiveness for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

	Losses on hedged items		Gains on hedging instruments		Hedge ineffectiveness recognized in profit
Fair value hedges	~~W~~	(907,868)	~~W~~	1,181,470	~~W~~	273,602
Cash flow hedges		(33,979)		34,373		494

Total	~~W~~	(941,847)	~~W~~	1,215,843	~~W~~	274,096

(Six-month period ended June 30, 2024)

	Gains on hedged items		Losses on hedging instruments		Hedge ineffectiveness recognized in profit
Fair value hedges	~~W~~	602,297	~~W~~	(489,883)	~~W~~	112,414
Cash flow hedges		11,711		(11,860)		—

Total	~~W~~	614,008	~~W~~	(501,743)	~~W~~	112,414

(7)	Deferred day 1 profit or loss

Changes in deferred day 1 profit or loss for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

	Six-month period ended Jun. 30, 2025		2024
Beginning balance	~~W~~	5,260	~~W~~	8,988
Newly occurred amount		(572)		(4,481)
Amounts recognized as profit or loss		286		753

Ending balance	~~W~~	4,974	~~W~~	5,260

21.	CAPITAL SHARE:

As at June 30, 2025, the authorized capital and capital share of the Bank are ~~W~~25,000,000 million and ~~W~~17,173,254 million, respectively. The Bank does not issue share certificates.

Changes in capital share for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

	Six-month period ended Jun. 30, 2025		2024
Beginning balance	~~W~~	16,873,254	~~W~~	14,773,254
Paid-in capital increase		300,000		2,100,000

Ending balance	~~W~~	17,173,254	~~W~~	16,873,254

22.	OTHER COMPONENTS OF EQUITY:

(1)	Details of other components of equity as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Gain on equity securities at FVOCI	~~W~~	3,240,812	~~W~~	1,422,091
Loss on debt securities at FVOCI		(151,446)		(193,223)
Gain (loss) on valuation of cash flow hedge		20,037		(5,288)
Remeasurement of net defined benefit liabilities		16,176		16,176

Total	~~W~~	3,125,579	~~W~~	1,239,756

(2)	Changes in other components for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

	Beginning Balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on equity securities at FVOCI	~~W~~	1,422,091	~~W~~	2,365,047	~~W~~	(546,326)	~~W~~	3,240,812
Gain (loss) on debt securities at FVOCI		(193,223)		54,326		(12,549)		(151,446)
Gain (loss) on valuation of cash flow hedge		(5,288)		32,932		(7,607)		20,037
Remeasurement of net defined benefit liabilities		16,176		—		—		16,176

Total	~~W~~	1,239,756	~~W~~	2,452,305	~~W~~	(566,482)	~~W~~	3,125,579

(2024)

	Beginning Balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on equity securities at FVOCI	~~W~~	770,956	~~W~~	846,729	~~W~~	(195,594)	~~W~~	1,422,091
Gain (loss) on debt securities at FVOCI		(165,682)		(35,814)		8,273		(193,223)
Gain (loss) on valuation of cash flow hedge		47,451		(68,581)		15,842		(5,288)
Remeasurement of net defined benefit liabilities		29,560		(17,404)		4,020		16,176

Total	~~W~~	682,285	~~W~~	724,930	~~W~~	(167,459)	~~W~~	1,239,756

23.	RETAINED EARNINGS:

(1)	Details of retained earnings as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Legal reserve(*1)	~~W~~	709,917	~~W~~	611,957
Voluntary reserve(*2)		2,271,414		1,762,427
Regulatory reserve for loan losses		13,727		11,365
Unappropriated retained earnings		695,282		979,598

Total	~~W~~	3,690,341	~~W~~	3,365,347

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of separate profit for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates the remaining balance of profit for the year, after the appropriation of regulatory reserve for loan losses and declaration of dividends, to voluntary reserve.

(2)	Changes in retained earnings for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		2024
Beginning balance	~~W~~	3,365,347	~~W~~	2,638,712
Profit for the period (year)		695,282		979,598
Dividends		(370,288)		(252,963)

Ending balance	~~W~~	3,690,341	~~W~~	3,365,347

(3)	Details of dividends paid for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
The Government of the Republic of Korea	~~W~~	282,825	~~W~~	173,879
The Bank of Korea		61,897		23,117
The Korea Development Bank		25,566		55,967

Total	~~W~~	370,288	~~W~~	252,963

(4)	Regulatory reserve for loan losses

Regulatory reserve for loan losses is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business, etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than those for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for loan losses. Due to the fact that regulatory reserve for loan losses is a voluntary reserve, the amounts that exceed the existing regulatory reserve for loan losses over the compulsory regulatory reserve for loan losses at the period-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside regulatory reserve for loan losses at the time when accumulated deficit is reduced to zero.

1)	(Reversal of) Provision for regulatory reserve for loan losses

Details of regulatory reserve for loan losses as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Accumulated regulatory reserve for loan losses	~~W~~	13,727	~~W~~	11,365
(Reversal of) Provision for regulatory reserve for loan losses		(1,176)		2,362

Regulatory reserve for loan losses	~~W~~	12,551	~~W~~	13,727

2)	(Reversal of) Provision for regulatory reserve for loan losses and profit for the period after adjusting regulatory reserve for loan losses

Details of regulatory reserve for loan losses and profit for the period after adjusting the reserve for six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Profit for the period	~~W~~	695,282	~~W~~	507,343
(Reversal of) Provision for regulatory reserve for loan losses		(1,176)		550

Profit after adjusting the regulatory reserve for loan losses (*1)	~~W~~	696,458	~~W~~	506,793

(*1)

Adjusted profit considering regulatory reserve for loan losses as above is calculated by assuming that the provision in regulatory reserve for loan losses before income tax is reflected in profit for the period.

24.	NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1)	Details of interest income for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Interest of due from financial institutions:
Due from financial institutions in local currency	~~W~~	25,790	~~W~~	52,867
Due from financial institutions in foreign currencies		214,558		287,005

Subtotal		240,348		339,872

Interest of financial assets at FVTPL:
Interest of securities at FVTPL		95		153

Interest of financial investments:
Interest of securities at FVOCI		88,796		65,528
Interest of securities at amortized cost		12,362		14,796

Subtotal		101,158		80,324

Interest of loans:
Interest of loans in local currency		534,132		599,560
Interest of loans in foreign currencies		1,719,016		1,916,242
Interest of bills bought		30,110		30,915
Interest of Purchases and Discount		3		—
Interest of call loans		56,633		87,574
Interest of interbank loans		7,285		28,157

Subtotal		2,347,179		2,662,448

Other interest income		—		50

Total	~~W~~	2,688,780	~~W~~	3,082,847

(2)	Details of interest expenses for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Interest of borrowings:
Interest of borrowings in foreign currencies	~~W~~	124,262	~~W~~	161,864
Interest of sales of repurchase agreement		8,914		2,808

Subtotal		133,176		164,672

Interest of call-money		43		137
Interest of debentures:
Interest of debentures in local currency		465,391		555,837
Interest of debentures in foreign currencies		1,606,132		1,995,976

Subtotal		2,071,523		2,551,813

Total	~~W~~	2,204,742	~~W~~	2,716,622

25.	NET COMMISSION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1)	Details of commission income for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Commission income in local currency:
Commission income on management of EDCF	~~W~~	13,403	~~W~~	11,465
Commission income on management of IKCF		1,275		1,051
Sundry commissions received from local currencies revenue		2,951		329

Subtotal		17,629		12,845

Commission income in foreign currencies:
Commission income on letters of credit		839		1,050
Commission income on loan commitments		30,003		46,810
Management fees		778		—
Arrangement fees		1,789		1,015
Advisory fees		189		—
Advance redemption fees		3,164		5,245
Structured finance fees		1,022		—
Sundry commission income on foreign exchange		206		137
Brokerage fees for foreign currencies exchange funds		—		6
Sundry commissions received from foreign currencies revenue		—		82

Subtotal		37,990		54,345

Others:
Other commission income		1,796		14,846
Guarantee fees in foreign currencies:
Guarantee fees in foreign currencies		94,765		93,930
Premium for guarantee		54,606		66,122

Subtotal		149,371		160,052

Total	~~W~~	206,786	~~W~~	242,088

(2)	Details of commission expenses for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Commission expenses in local currency:
Commission expenses on domestic transactions	~~W~~	279	~~W~~	298
Commission expenses in foreign currencies:
Commission expenses on borrowings in foreign currencies		1,919		10,825
Sundry commission expenses on foreign exchange		2,205		5,590

Subtotal		4,124		16,415

Others:
Other commission expenses		7,848		4,439

Total	~~W~~	12,251	~~W~~	21,152

26.	DIVIDEND INCOME:

Details of dividend income for six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Financial assets at FVOCI	~~W~~	54,687	~~W~~	54,445
Investments in associates (*1)		15,277		12,873

Total	~~W~~	69,964	~~W~~	67,318

(*1)	Classified as Gain on investments in associates and subsidiaries

27.	GAIN (LOSS) ON FINANCIAL ASSETS AT FVTPL:

Details of gain (loss) on financial assets at FVTPL for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Securities at FVTPL:
Gain on valuation	~~W~~	29,619	~~W~~	18,928
Loss on valuation		(24,315)		(9,078)
Gain on disposal		22,790		27,291
Loss on disposal		(4,024)		(3,703)
Others		9,525		9,656

Subtotal		33,595		43,094

Loans at FVTPL:
Gain on disposal		—		147
Trading derivatives:
Gain on valuation		1,106,502		920,374
Loss on valuation		(895,621)		(1,187,150)
Gain on transaction		519,686		1,006,140
Loss on transaction		(1,011,354)		(770,011)

Subtotal		(280,787)		(30,647)

Total	~~W~~	(247,192)	~~W~~	12,594

28.	GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Gain on hedging instruments	~~W~~	2,962,903	~~W~~	536,980
Loss on hedging instruments		(583,008)		(1,736,993)

Total	~~W~~	2,379,895	~~W~~	(1,200,013)

29.	GAIN (LOSS) ON FINANCIAL INVESTMENTS:

Details of gain (loss) on financial investments for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Financial assets at FVOCI:
Gain on disposal	~~W~~	408	~~W~~	—
Loss on disposal		(198)		(388)

Total	~~W~~	210	~~W~~	(388)

30.	OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses) for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Other operating income:
Gain on fair value hedged items	~~W~~	65,524	~~W~~	771,653
Reversal of derivatives’ credit risk provision		3,478		3,604
Deferred day 1 profit on derivatives		737		341

Subtotal		69,739		775,598

Other operating expenses:
Loss on fair value hedged items		(1,007,659)		(197,998)
Contribution to miscellaneous funds		(1,619)		(1,845)
Transfer to derivatives’ credit risk provision		(1,368)		(2,177)
Deferred day 1 loss on derivatives		(451)		—
Others		(1,533)		(822)

Subtotal		(1,012,630)		(202,842)

Total	~~W~~	(942,891)	~~W~~	572,756

31.	ADDITIONAL (REVERSAL OF) IMPAIRMENT LOSS ON CREDIT:

Details of additional (reversal of) impairment loss on credit for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Loans at amortized cost	~~W~~	(150,771)	~~W~~	493,667
Other financial assets		(1,983)		4,846
Guarantees		(74,971)		(95,292)
Unused loan commitments		29,554		(294,594)
Financial guarantee contract		(42,144)		(36,817)
Financial assets at FVOCI		1,194		542
Securities at amortized cost		(11)		(193)

Total	~~W~~	(239,132)	~~W~~	72,159

32.	GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Detail	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
General and administrative	Short-term salaries	~~W~~	61,362	~~W~~	60,235
Other expenses in financing department	Office expenses		48,293		43,211

	Subtotal		109,655		103,446

Office expenses of EDCF			920		957
General and administrative—Others	Post-employment benefits (defined contributions)		320		324
	Post-employment benefits (defined benefits)		5,426		4,295
	Depreciation of property, plant and equipment		7,056		6,016
	Amortization of intangible assets		6,557		5,246
	Taxes and dues		17,416		23,646

	Subtotal		36,775		39,527

	Total	~~W~~	147,350		143,930

33.	NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Detail	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Gain on investments in associates and subsidiaries	Dividend income	~~W~~	15,277	~~W~~	12,873
Other incomes	Gain on disposal of property, plant and equipment		15		10
	Rent income		147		149
	Damages paid for breach of contracts		20		2
	Interest on other loans		56		91
	Revenue on research project		3,158		2,163
	Other miscellaneous income		254		1,470

	Subtotal		3,650		3,885

Other expenses	Loss on disposal of property, plant and equipment		(1)		(1)
	Loss on disposal of intangible assets		—		(3)
	Expenses for donation		(8,855)		(11,115)
	Court cost		(102)		(904)
	Expenses on research project		(3,163)		(2,165)
	Other miscellaneous expenses		(34)		(134)

	Subtotal		(12,155)		(14,322)

	Total	~~W~~	6,772	~~W~~	2,436

34.	INCOME TAX EXPENSE:

(1)	Details of income tax expenses (benefit) for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Current income tax payable	~~W~~	214,029	~~W~~	190,697
Adjustments recognized in the period for current tax of prior years		(22)		(2,348)
Changes in deferred income taxes due to temporary differences		569,559		(8,240)
Changes in deferred income taxes directly reflected in equity		(566,363)		(70,208)

Income tax expense	~~W~~	217,203	~~W~~	109,901

(2)	Details of the reconciliation between profit before income tax and income tax expense (benefit) for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Profit before income tax expense	~~W~~	912,485	~~W~~	617,244
Income tax calculated at statutory tax rate		235,715		152,591
Adjustments:
Effect on non-taxable income		(81,821)		(88,226)
Effect on non-deductible expense		68,560		87,312
Others		(5,229)		(39,428)

Subtotal		(18,490)		(40,342)

Adjustments recognized in the period for current tax of prior years		(22)		(2,348)

Income tax expense	~~W~~	217,203	~~W~~	109,901

Effective tax rate from operations		23.80%		17.81%

35.	STATEMENTS OF CASH FLOWS:

Details of significant noncash investing and financing transactions for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Written-off	~~W~~	2,326	~~W~~	58
Gain on valuation of financial assets at FVOCI		2,413,609		315,793
Loan-for-equity swap of loans		3,858		4,888
Paid-in capital increase(Investment in kind)		—		2,000,000

36.	CONTINGENT LIABILITIES AND COMMITMENTS:

(1)	Details of contingent liabilities and commitments as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Detail	Jun. 30, 2025		Dec. 31, 2024
Guarantees	Confirmed	~~W~~	46,394,771	~~W~~	49,007,121
	Unconfirmed		14,078,843		14,582,684

	Subtotal		60,473,614		63,589,805

Loan commitments	Local currency, foreign currencies, offshore loan commitments		37,559,967		38,427,669
	Others		1,947,117		968,575

	Subtotal		39,507,084		39,396,244

	Total	~~W~~	99,980,698	~~W~~	102,986,049

(2)	Details of guarantees that have been provided for others as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Detail	Jun. 30, 2025		Dec. 31, 2024
Confirmed guarantees	Local currency:
	Performance of contracts	~~W~~	28,810	~~W~~	29,648
	Repayment of advances		34,093		34,289
	Others		3,613		5,556

	Subtotal		66,516		69,493

	Foreign currencies:
	Performance of contracts		7,017,611		8,198,183
	Repayment of advances		19,782,480		21,428,505
	Confirmation on export letter of credit		2,091		—
	Acceptances of import letter of credit outstanding		6,758		10,469
	Foreign liabilities		15,606,779		15,334,784
	Others		3,912,536		3,965,687

	Subtotal		46,328,255		48,937,628

Unconfirmed guarantees	Foreign liabilities		3,941,014		3,302,853
	Repayment of advances		9,801,788		11,228,674
	Issuance of import letter of credit		317,351		51,122
	Others		18,690		35

	Subtotal		14,078,843		14,582,684

	Total	~~W~~	60,473,614	~~W~~	63,589,805

(3)	Details of guarantees classified by country as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	~~W~~	31,332,554	67.53	~~W~~	10,370,900	73.66	~~W~~	41,703,454	68.96
	Saudi Arabia		829,787	1.79		418,314	2.97		1,248,101	2.06
	India		658,765	1.42		—	—		658,765	1.09
	Indonesia		1,362,655	2.94		54,130	0.38		1,416,785	2.34
	Vietnam		1,209,960	2.61		178,135	1.27		1,388,095	2.30
	Australia		113,690	0.25		—	—		113,690	0.19
	Qatar		125,087	0.27		—	—		125,087	0.21
	Singapore		346,644	0.75		—	—		346,644	0.57
	Oman		351,998	0.76		40,332	0.29		392,330	0.65
	Uzbekistan		159,644	0.34		—	—		159,644	0.26
	Others		2,343,116	5.04		82,941	0.58		2,426,057	4.01

	Subtotal		38,833,900	83.70		11,144,752	79.15		49,978,652	82.64

Europe	United Kingdom		547,007	1.18		—	—		547,007	0.90
	Belgium		11,709	0.03		65,958	0.47		77,667	0.13
	France		811,279	1.75		245,722	1.75		1,057,001	1.75
	Poland		2,284,417	4.92		1,383,325	9.83		3,667,742	6.07
	Others		1,600,228	3.45		399,665	2.84		1,999,893	3.31

	Subtotal		5,254,640	11.33		2,094,670	14.89		7,349,310	12.16

America	United States		609,644	1.31		808,867	5.75		1,418,511	2.35
	Mexico		286,613	0.62		—	—		286,613	0.47
	Others		794,649	1.71		25,770	0.18		820,419	1.36

	Subtotal		1,690,906	3.64		834,637	5.93		2,525,543	4.18

Africa	Mozambique		514,847	1.11		—	—		514,847	0.85
	Others		100,478	0.22		4,784	0.03		105,262	0.17

	Subtotal		615,325	1.33		4,784	0.03		620,109	1.02

	Total	~~W~~	46,394,771	100.00	~~W~~	14,078,843	100.00	~~W~~	60,473,614	100.00

(December 31, 2024)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	~~W~~	34,444,129	70.28	~~W~~	11,781,636	80.79	~~W~~	46,225,765	72.69
	China		33,923	0.07		—	—		33,923	0.05
	Saudi Arabia		874,774	1.78		—	—		874,774	1.38
	India		745,905	1.52		—	—		745,905	1.17
	Indonesia		1,470,512	3.00		76,273	0.52		1,546,785	2.43
	Vietnam		1,364,403	2.78		205,372	1.41		1,569,775	2.47
	Australia		142,497	0.29		—	—		142,497	0.22
	Qatar		156,290	0.32		—	—		156,290	0.25
	Singapore		66,150	0.13		—	—		66,150	0.10
	Oman		354,328	0.72		23,871	0.16		378,199	0.59
	Uzbekistan		193,623	0.40		—	—		193,623	0.30
	Others		2,482,009	5.07		124,533	0.86		2,606,542	4.11

	Subtotal		42,328,543	86.36		12,211,685	83.74		54,540,228	85.76

Europe	United Kingdom		303,385	0.62		—	—		303,385	0.48
	Belgium		12,690	0.03		7,753	0.05		20,443	0.03
	France		448,761	0.92		—	—		448,761	0.71
	Netherlands		205,800	0.42		—	—		205,800	0.32
	Others		3,780,979	7.72		2,190,302	15.02		5,971,281	9.40

	Subtotal		4,751,615	9.71		2,198,055	15.07		6,949,670	10.94

America	United States		44,615	0.09		19,110	0.13		63,725	0.10
	Mexico		315,918	0.64		—	—		315,918	0.50
	Others		866,357	1.77		145,211	1.00		1,011,568	1.59

	Subtotal		1,226,890	2.50		164,321	1.13		1,391,211	2.19

Africa	Mozambique		580,821	1.19		—	—		580,821	0.91
	Others		119,252	0.24		8,623	0.06		127,875	0.20

	Subtotal		700,073	1.43		8,623	0.06		708,696	1.11

	Total	~~W~~	49,007,121	100.00	~~W~~	14,582,684	100.00	~~W~~	63,589,805	100.00

(4)	Details of guarantees classified by industry as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	~~W~~	28,702,890	61.87	~~W~~	11,345,832	80.59	~~W~~	40,048,722	66.23
Transportation		2,558,263	5.52		665,886	4.73		3,224,149	5.33
Financial institution		3,694,608	7.96		1,502,768	10.68		5,197,376	8.59
Wholesale and retail		1,479,530	3.19		1,269	0.01		1,480,799	2.45
Construction		2,943,471	6.34		283,643	2.01		3,227,114	5.34
Public sector and others		7,016,009	15.12		279,445	1.98		7,295,454	12.06

Total	~~W~~	46,394,771	100.00	~~W~~	14,078,843	100.00	~~W~~	60,473,614	100.00

(December 31, 2024)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	~~W~~	30,745,306	62.74	~~W~~	11,609,150	79.61	~~W~~	42,354,456	66.61
Transportation		2,520,523	5.14		512,477	3.51		3,033,000	4.77
Financial institution		3,030,797	6.18		1,843,195	12.64		4,873,992	7.66
Wholesale and retail		1,715,742	3.50		1,431	0.01		1,717,173	2.70
Real estate business		61,557	0.13		—	—		61,557	0.10
Construction		3,638,050	7.42		82,967	0.57		3,721,017	5.85
Public sector and others		7,295,146	14.89		533,464	3.66		7,828,610	12.31

Total	~~W~~	49,007,121	100.00	~~W~~	14,582,684	100.00	~~W~~	63,589,805	100.00

(5)	Global Medium-Term Note Program and CP programs

The Bank has been establishing the following programs regarding the issue of foreign currencies bonds and CPs:

1)

Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 70 billion.

2)	Established on May 14, 1997, and May 16, 1997, initially, and annually renewed, Euro and US CP programs to issue CPs with issuance limits of USD 10 billion and USD 2 billion, respectively.

3)	Established on November 6, 1997, initially, and annually renewed, Global Medium-Term Note Program to issue mid-to-long-term foreign currencies bonds with an issuance limit of USD 35 billion.

4)	Established in 1995, initially, and renewed every two years, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion.

5)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 6 billion.

6)	Established on January 17, 2011, initially, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6)	Litigations

As at June 30, 2025, 4 lawsuits (aggregated claim amount: ~~W~~4,056 million) were filed as a plaintiff and 3 pending litigations as a defendant were filed (aggregated claim amount: ~~W~~4,480 million). The Bank’s management expects that there is no significant impact on the financial statements due to these lawsuits, but it is possible to make additional loss to the Bank due to the results of future litigation.

(7)	Written-off loans

The Bank manages written-off loans that have claims on debtors due to the statute of limitations, uncollected after write-off, etc. The written-off loans as of June 30, 2025 and December 31, 2024, are ~~W~~2,031,332 million and ~~W~~1,637,615 million, respectively. The contractual uncollected amount of financial assets, which were written off during the six-month period ended June 30, 2025 but are still subject to collection, is ~~W~~2,324 million.

37.	TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, postemployment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1)	Details of related parties as of June 30, 2025, are as follows:

Detail	Relationship	Ownership- percentage (%)
Parent:
Korean government	Parent	76.79
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00
PT.KOEXIM Mandiri Finance	Subsidiary	97.52
KEXIM Vietnam Leasing Co.	Subsidiary	100.00
KEXIM Asia Limited	Subsidiary	100.00
KEXIM Global(Singapore) Ltd	Subsidiary	100.00
EXIM PLUS Co., Ltd.	Subsidiary	100.00
Credit Guarantee and Investment Fund	Associate	14.80
Korea Aerospace Industries. Ltd.	Associate	26.41
KB-Badgers Future Mobility ESG Fund I	Associate	22.73
WWG Green New Deal Fund	Associate	25.00
Corporate Structure Innovation PEF IV	Associate	22.16
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Associate	23.58
STIC K-Growth Private Equity Fund	Associate	21.57
Wonik M&A 2024 Private Equity Fund	Associate	25.00
Corporate Structure Innovation PEF V	Associate	22.02

(2)	Significant balances of receivables, payables and guarantees with the related parties

1)	Significant balances of receivables and payables with the related parties as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	524,289	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		157,314		306		—
KEXIM Vietnam Leasing Co.		57,017		137		—
KEXIM Asia Limited		79,810		117		—
KEXIM Global(Singapore) Ltd		70,722		—		—

Subtotal		889,152		560		—

Associates:
Korea Aerospace Industries. Ltd.		—		1,244		268

Total	~~W~~	889,152	~~W~~	1,804	~~W~~	268

(December 31, 2024)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	334,101	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		158,989		321		—
KEXIM Vietnam Leasing Co.		81,935		161		—
KEXIM Asia Limited		210,096		133		—
KEXIM Global(Singapore) Ltd		258,747		—		—

Subtotal		1,043,868		615		—

Associates:
Korea Aerospace Industries. Ltd.		—		1,380		286

Total	~~W~~	1,043,868	~~W~~	1,995	~~W~~	286

2)	Guarantees provided to the related parties as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Detail	Confirmed guarantees		Loan commitments
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	—	~~W~~	278,342
PT.KOEXIM Mandiri Finance		—		47,474
KEXIM Vietnam Leasing Co.		—		200,747
KEXIM Asia Limited		—		486,375
KEXIM Global(Singapore) Ltd		—		631,223

Subtotal		—		1,644,161
Associates:
Korea Aerospace Industries. Ltd.		1,190,052		—

Total	~~W~~	1,190,052	~~W~~	1,644,161

(December 31, 2024)

Detail	Confirmed guarantees		Loan commitments
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	—	~~W~~	511,085
PT.KOEXIM Mandiri Finance		—		61,740
KEXIM Vietnam Leasing Co.		—		205,635
KEXIM Asia Limited		—		307,759
KEXIM Global(Singapore) Ltd		—		483,579

Subtotal		—		1,569,798

Associates:
Korea Aerospace Industries. Ltd.		1,319,561		—

Total	~~W~~	1,319,561	~~W~~	1,569,798

(3)	Profit and loss transactions with related parties

Profit and loss transactions with related parties for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

	Revenue		(Reversal of) Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	8,614	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		3,820		(12)		12
KEXIM Vietnam Leasing Co.		1,803		(21)		3
KEXIM Asia Limited		3,582		(15)		—
KEXIM Global(Singapore) Ltd		3,113		—		—
EXIM PLUS Co., Ltd.		—		—		4,832

Subtotal		20,932		(48)		4,847

Associates:
Korea Aerospace Industries. Ltd.		2,082		—		—

Total	~~W~~	23,014	~~W~~	(48)	~~W~~	4,847

(Six-month period ended June 30, 2024)

	Revenue		(Reversal of) Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	11,278	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		4,238		94		—
KEXIM Vietnam Leasing Co.		2,701		(6)		—
KEXIM Asia Limited		7,085		22		—
KEXIM Global(Singapore) Ltd		1,606		—		—
EXIM PLUS Co., Ltd.		—		—		3,689

Subtotal		26,908		110		3,689

Associates:
Korea Aerospace Industries. Ltd.		—		—		—

Total	~~W~~	26,908	~~W~~	110	~~W~~	3,689

(4)	Loan transactions with related parties

Loan transactions with related parties for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

Detail	Financing transaction
	Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	864,017	~~W~~	649,390
PT.KOEXIM Mandiri Finance		330,184		320,055
KEXIM Vietnam Leasing Co.		139,093		157,841
KEXIM Asia Limited		350,967		475,696
KEXIM Global(Singapore) Ltd		368,107		556,760

Total	~~W~~	2,052,368	~~W~~	2,159,742

(2024)

Detail	Financing transaction
	Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	1,990,818	~~W~~	1,972,275
PT.KOEXIM Mandiri Finance		563,560		546,566
KEXIM Vietnam Leasing Co.		330,409		365,532
KEXIM Asia Limited		900,247		965,272
KEXIM Global(Singapore) Ltd		454,873		278,077

Total	~~W~~	4,239,907	~~W~~	4,127,722

(5)	Details of compensation for key executives for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

Detail	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Short-term employee benefits	~~W~~	1,436	~~W~~	1,303
Post-employment benefits		87		88

Total	~~W~~	1,523	~~W~~	1,391

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first nine months of 2025 was 0.7% at chained 2020 year prices, primarily due to a 4.0% increase in exports of goods and services and a 1.5% increase in aggregate private and general government consumption expenditures, the effects of which were offset in part by a 3.8% increase in imports of goods and services and a 3.5% decrease in gross domestic fixed capital formation, each compared with the corresponding period of 2024.

Principal Sectors of the Economy

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 2.1% and the unemployment rate was 2.8% in the first nine months of 2025.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 3,071.1 on June 30, 2025, 3,245.4 on July 31, 2025, 3,186.0 on August 29, 2025, 3,424.6 on September 30, 2025, 4,107.5 on October 31, 2025, 3,926.6 on November 28, 2025, 4,214.2 on December 31, 2025 and 4,457.5 on January 5, 2026.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,356.4 to US$1.00 on June 30, 2025, Won 1,382.9 to US$1.00 on July 31, 2025, Won 1,388.6 to US$1.00 on August 29, 2025, Won 1,402.2 to US$1.00 on September 30, 2025, Won 1,423.2 to US$1.00 on October 31, 2025, Won 1,464.8 to US$1.00 on November 28, 2025, Won 1,434.9 to US$1.00 on December 31, 2025 and Won 1,442.1 to US$1.00 on January 5, 2026.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic’s current account surplus in the first nine months of 2025 increased to US$82.8 billion from the current account surplus of US$67.2 billion in the corresponding period of 2024, primarily due to increases in surpluses from the goods account and the income account, the effects of which were offset in part by an increase in deficit from the service account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$50.4 billion in the first nine months of 2025. Exports increased by 2.2% to US$519.7 billion in the first nine months of 2025 from US$508.5 billion in the corresponding period of 2024, primarily due to a substantial growth in demand for semiconductor products globally. Imports decreased by 0.5% to US$469.3 billion in the first nine months of 2025 from US$471.9 billion in the corresponding period of 2024, primarily due to a decrease in energy and commodity prices, which also led to decreased unit prices of other major raw materials.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$430.7 billion as of November 28, 2025.

Government Finance

Effective January 2, 2026, the responsibility of preparing the Government budget and administering the Government’s finances has been transferred from the Ministry of Economy and Finance to the Ministry of Planning and Budget, a new ministry established under the Prime Minister’s Office.

Under the National Finance Act, the Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Planning and Budget and approved by the President of the Republic, to the National Assembly not later than 120 days prior to the start of the fiscal year, and may submit supplementary budgets revising the original budget at any time during the fiscal year.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the form of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the U.S. Securities and Exchange Commission as exhibits to the registration statement no. 333-288366.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

The Notes

We are offering US$1,250,000,000 aggregate principal amount of 3.750% green notes due January 13, 2029 (the “2029 Green Notes”), US$1,250,000,000 aggregate principal amount of 3.875% notes due January 13, 2031 (the “2031 Notes”), US$500,000,000 aggregate principal amount of 4.375% notes due January 13, 2036 (the “2036 Notes”) and US$500,000,000 aggregate principal amount of floating rate notes due January 13, 2029 (the “Floating Rate Notes,” and together with the 2029 Green Notes, the 2031 Notes and the 2036 Notes, the “Notes”).

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of August 1, 1991, between us and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor to JPMorgan Chase Bank, N.A.), as fiscal agent, as amended or supplemented from time to time (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

2029 Green Notes

The 2029 Green Notes are initially limited to US$1,250,000,000 aggregate principal amount. The 2029 Green Notes will mature on January 13, 2029 (the “2029 Green Note Maturity Date”). The 2029 Green Notes will bear interest at a rate of 3.750% per annum, payable semi-annually in arrear on January 13 and July 13 of each year (each a “2029 Green Note Interest Payment Date”). The first interest payment on the 2029 Green Notes will be made on July 13, 2026 in respect of the period from (and including) January 13, 2026 to (but excluding) July 13, 2026.

Interest on the 2029 Green Notes will accrue from January 13, 2026. If any 2029 Green Note Interest Payment Date or the 2029 Green Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 2029 Green Note Interest Payment Date or the 2029 Green Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 2029 Green Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 2029 Green Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 2029 Green Notes in immediately available funds in U.S. dollars.

2031 Notes

The 2031 Notes are initially limited to US$1,250,000,000 aggregate principal amount. The 2031 Notes will mature on January 13, 2031 (the “2031 Note Maturity Date”). The 2031 Notes will bear interest at a rate of 3.875% per annum, payable semi-annually in arrear on January 13 and July 13 of each year (each a “2031 Note Interest Payment Date”). The first interest payment on the 2031 Notes will be made on July 13, 2026 in respect of the period from (and including) January 13, 2026 to (but excluding) July 13, 2026.

Interest on the 2031 Notes will accrue from January 13, 2026. If any 2031 Note Interest Payment Date or the 2031 Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 2031 Note Interest Payment Date or the 2031 Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 2031 Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 2031 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 2031 Notes in immediately available funds in U.S. dollars.

2036 Notes

The 2036 Notes are initially limited to US$500,000,000 aggregate principal amount. The 2036 Notes will mature on January 13, 2036 (the “2036 Note Maturity Date”). The 2036 Notes will bear interest at a rate of 4.375% per annum, payable semi-annually in arrear on January 13 and July 13 of each year (each a “2036 Note Interest Payment Date”). The first interest payment on the 2036 Notes will be made on July 13, 2026 in respect of the period from (and including) January 13, 2026 to (but excluding) July 13, 2026.

Interest on the 2036 Notes will accrue from January 13, 2026. If any 2036 Note Interest Payment Date or the 2036 Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 2036 Note Interest Payment Date or the 2036 Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 2036 Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 2036 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 2036 Notes in immediately available funds in U.S. dollars.

Floating Rate Notes

The Floating Rate Notes are initially limited to US$500,000,000 aggregate principal amount. The Floating Rate Notes will mature on the Floating Rate Notes Interest Payment Date (as defined below) on or nearest to January 13, 2029 (the “Floating Rate Notes Maturity Date”). The Floating Rate Notes will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus 0.40% per annum, payable quarterly in arrear on January 13, April 13, July 13 and October 13 of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”), beginning on the Floating Rate Notes Interest Payment Date falling on or nearest to April 13, 2026, and if redeemed early, the date of such redemption. In no event shall the rate of interest for the Floating Rate Notes be less than 0% for any Floating Rate Notes Interest Period (as defined herein).

Interest on the Floating Rate Notes will accrue from (and including) January 13, 2026. If any Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date falls on a day that is not a business day (as defined below), that Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a business day (and interest will continue to accrue to but excluding such following date that is a business day) unless that day falls in the next calendar month in which case that date will be the first preceding day that is a business day and interest shall accrue to but excluding such preceding business day. The term “business day” as used herein means a U.S. Government Securities Business Day (as defined herein) and a day other than a Saturday, a Sunday or any other day on which banking institutions in Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding the related Floating Rate Notes Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Floating Rate Notes Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

1. Definition of Compounded Daily SOFR

“Compounded Daily SOFR” means the rate of return of a daily compound interest investment (with the daily secured overnight financing rate as the reference rate for the calculation of interest) and will be determined by the Calculation Agent (as defined herein) on the Floating Rate Notes Interest Determination Date in accordance with the following formula, and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, 0.000005 being rounded upwards:

where:

“d” means the number of calendar days in the Floating Rate Notes Interest Period;

“d0” for any Floating Rate Notes Interest Period, means the number of U.S. Government Securities Business Days (as defined herein) in the Floating Rate Notes Interest Period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the Floating Rate Notes Interest Period;

“ni” for any U.S. Government Securities Business Day “i” means the number of calendar days from, and including, such U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day;

“SOFRi-5USBD” means the SOFR Reference Rate for the U.S. Government Securities Business Day (being a U.S. Government Securities Business Day falling in the Floating Rate Notes Interest Period) falling five U.S. Government Securities Business Days prior to the relevant U.S. Government Securities Business Day “i”; and

“SOFR Reference Rate” means, in respect of any U.S. Government Securities Business Day, a reference rate equal to the daily secured overnight financing rate (“SOFR”) for such U.S. Government Securities Business Day as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate) on the website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York (the “New York Fed’s Website”) in each case, on or about 5:00 p.m., New York City time, on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day (the “SOFR Determination Time”).

“Floating Rate Notes Interest Determination Date” means the date five U.S. Government Securities Business Days before each Floating Rate Notes Interest Payment Date;

“Floating Rate Notes Interest Period” refers to the period from (and including) January 13, 2026 to (but excluding) the first Floating Rate Notes Interest Payment Date and each successive period from (and including) a Floating Rate Notes Interest Payment Date to (but excluding) the next Floating Rate Notes Interest Payment Date; and

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Floating Rate Notes. In the absence of gross negligence or willful default, the Calculation Agent’s determination of Compounded Daily SOFR and its calculation of the applicable interest rate for each Floating Rate Notes Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Floating Rate Notes Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Floating Rate Notes are held in global form. In the event that the Floating Rate Notes are held in certificated form, the interest rates for current and preceding Floating Rate Notes Interest Periods will be published in the manner described below under “—Notices”. We have the right to replace the Calculation Agent with another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Floating Rate Notes Interest Period, we have a duty to appoint such other leading commercial bank or investment bank in New York or London.

2. Benchmark Transition

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if the Calculation Agent is notified by the Determination Agent on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined herein) have occurred with respect to the then-current Benchmark, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Determination Agent will have the right to make Benchmark Replacement Conforming Changes (as defined herein) from time to time.

Any determination, decision or election that may be made by the Determination Agent or us pursuant to the Benchmark Replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

a.

will be conclusive and binding absent manifest error, may be made in the Determination Agent’s sole discretion, and, notwithstanding anything to the contrary herein relating to the Floating Rate Notes;

b.	if made by us, will be made in our sole discretion;

c.	if made by the Determination Agent, will be made after consultation with us, and the Determination Agent will not make any such determination, decision or election to which we object; and

d.	shall become effective without consent from any other party.

Any determination, decision or election pursuant to the Benchmark Replacement provisions not made by the Determination Agent will be made by us on the basis as described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark replacement provisions set forth herein.

For purposes of these Benchmark Replacement provisions:

“Benchmark” means, initially, Compounded Daily SOFR, as such term is defined above; provided that if the Determination Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded Daily SOFR (including the daily published component used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement;

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or the Determination Agent as of the Benchmark Replacement Date:

I.

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body (as defined herein) as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment (as defined herein);

II.	the sum of: (a) the ISDA Fallback Rate (as defined herein) and (b) the Benchmark Replacement Adjustment; or

III.

the sum of: (a) the alternate rate of interest that has been selected by us or the Determination Agent as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or the Determination Agent as of the Benchmark Replacement Date:

I.

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined herein);

II.	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment (as defined herein); and

III.

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or the Determination Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Determination Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the

Determination Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Determination Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Determination Agent determines is reasonably practicable);

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

I.

in the case of clause (I) or (II) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

II.	in the case of clause (III) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark;

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

I.

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

II.

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

III.	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;

“Determination Agent” means an independent bank of international repute selected by and acting as our agent for the purposes of the conditions of the Floating Rate Notes and notified to the fiscal agent in writing. The fiscal agent shall not be responsible for the calculations made by, or the actions or omissions of, the Determination Agent and shall not be liable for any losses caused thereby;

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor;

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded Daily SOFR, the SOFR Determination Time, as such time is defined herein, and (2) if the Benchmark is not Compounded Daily SOFR, the time determined by the Determination Agent in accordance with the Benchmark Replacement Conforming Changes;

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

None of the fiscal agent, principal paying agent or the Calculation Agent will be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the Compounded Daily SOFR (or any other benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any benchmark transition event or related benchmark replacement date, (ii) to select, determine or designate any benchmark replacement, or other successor or replacement benchmark index, or to determine whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any benchmark replacement adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what SOFR adjustment conforming changes or benchmark replacement conforming changes are appropriate in connection with any of the foregoing, including, but not limited to, as to any spread adjustment thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the fiscal agent, principal paying agent and the Calculation Agent will be entitled to conclusively rely on any determinations made by the Issuer, any of the Issuer’s designees or the Determination Agent without independent investigation, and none will have any liability for actions taken at the Issuer, any of the Issuer’s designees or the Determination Agent’s direction in connection therewith.

None of the fiscal agent, principal paying agent or the Calculation Agent will be liable for any inability, failure or delay on its part to perform any of its duties set forth in the transaction documents as a result of the unavailability of SOFR or any applicable benchmark replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of the transaction documents and reasonably required for the performance of such duties. None of the fiscal agent, principal paying agent or the Calculation Agent will be responsible or liable for the actions or omissions of the Issuer, any of the Issuer’s designees or the Determination Agent, or for any failure or delay in the performance by the Issuer, any of the Issuer’s designees or the Determination Agent, nor shall any of the fiscal agent, principal paying agent or the Calculation Agent be under any obligation to oversee or monitor the performance of the Issuer, any of the Issuer’s designees or the Determination Agent.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

The Notes will be represented by one or more fully registered global notes, which will be deposited with a custodian for, and registered in the name of a nominee of, DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that a global note is exchanged for Notes in definitive form, we will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption. In addition, in the event that a global note is exchanged for Notes in definitive form, an announcement of such exchange will be made by or on behalf of us through the SGX-ST and such announcement will include all material information with respect to the delivery of the Notes in definitive form, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as any series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless the issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or such additional debt securities would otherwise be part of the same “issue” for U.S. federal income tax purposes.

Notices

While the Notes are represented by the global note deposited with the custodian for DTC, notices to holders may be given by delivery to DTC, and such notices will be deemed to be given on the date of delivery to DTC. The fiscal agent may also mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the fiscal agent maintains. The fiscal agent will only mail these notices to the registered holder of the Notes. You will not receive notices regarding the Notes directly from us unless we reissue the Notes to you in fully certificated form.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the Fiscal Agency Agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the Fiscal Agency Agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of Korean tax considerations that may be relevant to you if you invest in the Notes, please refer to the section “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

For a discussion of U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters” and each an “Underwriter”) have entered into a Terms Agreement dated January 6, 2026 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally, and each of the Underwriters has severally agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Names of the Underwriters	Principal Amount of the 2029 Green Notes		Principal Amount of the 2031 Notes		Principal Amount of the 2036 Notes		Principal Amount of the Floating Rate Notes
Citigroup Global Markets Inc.	US$	178,572,000	US$	178,572,000	US$	71,429,000	US$	71,429,000
Deutsche Bank AG, London Branch		178,572,000		178,572,000		71,429,000		71,429,000
The Hongkong and Shanghai Banking Corporation Limited		178,572,000		178,572,000		71,429,000		71,429,000
Mizuho Securities Asia Limited		178,571,000		178,571,000		71,429,000		71,429,000
Morgan Stanley & Co. International plc		178,571,000		178,571,000		71,428,000		71,428,000
MUFG Securities Asia Limited		178,571,000		178,571,000		71,428,000		71,428,000
Wells Fargo Securities, LLC		178,571,000		178,571,000		71,428,000		71,428,000
Mirae Asset Securities Co., Ltd.		—		—		—		—

Total	US$	1,250,000,000	US$	1,250,000,000	US$	500,000,000	US$	500,000,000

The Hongkong and Shanghai Banking Corporation Limited will offer the Notes in the United States through its registered broker-dealer affiliate in the United States, HSBC Securities (USA) Inc.

Mirae Asset Securities Co., Ltd. has agreed not to offer or sell any Notes in the United States or to any U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any Notes of a series, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering prices described on the cover page. After the initial offering of the Notes, the Underwriters may from time to time vary the offering prices and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on behalf of us in such jurisdiction.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.

The Notes are a new class of securities with no established trading market. Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. In addition, application for listing of the Notes will be made to the International Securities Market of the London Stock Exchange. Application will also be made for listing of the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Managers”) or any person acting on their behalf may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of the Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of the Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Managers may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Managers commence any of these transactions, they may discontinue such transactions at any time, and must discontinue them after a limited period.

The amount of net proceeds of the 2029 Green Notes, the 2031 Notes, the 2036 Notes and the Floating Rate Notes is US$1,245,375,000, US$1,239,850,000, US$494,185,000 and US$498,500,000, respectively, after deducting underwriting discounts but not estimated expenses. Our expenses associated with the Notes offering are estimated to be US$400,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Important Notice to CMIs (including Private Banks)

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or its group companies would be considered under the SFC Code as having an Association with the Issuer, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any

Association when submitting orders for the Notes. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Issuer or any CMI (including its group companies) and inform the relevant Underwriters accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions and any MiFID II product governance language or any UK MiFIR product governance language set out elsewhere in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Notes (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Issuer. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the Notes.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those Underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the Notes, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the SFC Code. Private banks should be aware that placing an order on a “principal” basis may require the relevant affiliated Underwriter(s) (if any) to categorize it as a proprietary order and apply the “proprietary orders” requirements of the SFC Code to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to an omnibus order should consist of:

•	The name of each underlying investor;

•	A unique identification number for each investor;

•	Whether an underlying investor has any “Associations” (as used in the SFC Code);

•	Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•	Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus order should be sent to: dcmomnibus@citi.com; omnibus.asiasyn@list.db.com; hk_syndicate_omnibus@hsbc.com.hk; Omnibus_Bond@hk.mizuho-sc.com; omnibus_debt@morganstanley.com; Asia-Syndicate@hk.sc.mufg.jp.

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to the Issuer, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The relevant Underwriters may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the relevant Underwriters with such evidence within the timeline requested.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January 13, 2026, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in one business day, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the first business day before the settlement date, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea or to, or for the account or benefit of, any resident of Korea, except as permitted by applicable Korean laws and regulations; and (ii) any securities dealer to whom it sells Notes will agree that it will not offer any Notes, directly or indirectly, in Korea or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the

“Financial Instruments and Exchange Act”). Accordingly, each Underwriter has severally represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Italy

The offering of the Notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of this prospectus supplement or the accompanying prospectus or of any other document relating to any Notes be distributed in the Republic of Italy (“Italy”), except, in accordance with any Italian securities, tax and other applicable laws and regulations.

Each Underwriter has severally represented and agreed that it has not offered, sold or delivered, and will not offer, sell or deliver any Notes or distribute any copy of this prospectus supplement or the accompanying prospectus or any other document relating to the Notes in Italy except:

(a) to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree no. 58 of February 24, 1998 (the “Financial Services Act”) and Article 34-ter, paragraph 1, letter

(b) of CONSOB regulation No. 11971 of May 14, 1999 (the “Issuers Regulation”), all as amended from time to time; or

(b) in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Issuers Regulation.

In any event, any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement or the accompanying prospectus or any other document relating to the Notes in Italy under paragraphs (a) or (b) above must be:

(i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993 (the “Banking Act”) and CONSOB Regulation No. 20307 of February 15, 2018, all as amended from time to time;

(ii) in compliance with Article 129 of the Banking Act, as amended from time to time, and the implementing guidelines of the Bank of Italy, as amended from time to time; and

(iii) in compliance with any other applicable laws and regulations, including any limitation or requirement which may be imposed from time to time by CONSOB or the Bank of Italy or other competent authority.

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 33-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is purchasing, or deemed to be purchasing, as principal and is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobiliéres décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglaise seulement.

Switzerland

This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland or a simplified prospectus or a prospectus as such term is defined in the Swiss Collective Investment Scheme Act, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, nor the Issuer nor the Notes have been or will be filed with or approved by any Swiss regulatory authority. The Notes are not subject to supervision by any Swiss regulatory authority (e.g., the Swiss Financial Markets Supervisory Authority (“FINMA”)), and investors in the Notes will not benefit from protection or supervision by such authority.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Yulchon LLC, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP may rely as to matters of Korean law upon the opinion of Yulchon LLC.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and Chief Executive Officer, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Export-Import Bank of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended. Our corporate registry number is 111235-0000158. Our Legal Entity Identifier is 549300APVP4R32PI3Y06. Our authorized share capital is ~~W~~25,000 billion. As of September 30, 2025, our paid-in capital was ~~W~~17,173 billion.

Our board of directors can be reached at the address of our registered office: c/o 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by our Chairman and Chief Executive Officer on November 24, 2025. On January 6, 2026, our report on the proposed issuance of the Notes has been accepted by the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which are available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov. This website is maintained by the Securities and Exchange Commission, and contains reports and other information regarding issuers that file electronically with the Securities and Exchange Commission.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	CUSIP	ISIN
2029 Green Notes	302154 EQ8	US302154EQ83
2031 Notes	302154 ER6	US302154ER66
2036 Notes	302154 ES4	US302154 ES40
Floating Rate Notes	302154 ET2	US302154 ET23

HEAD OFFICE OF THE BANK

38 Eunhaeng-ro

Yeongdeungpo-gu

Seoul 07242

Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Yulchon LLC Parnas Tower, 38F Teheran-ro, Gangnam-gu Seoul 06164 Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 Korea

LEGAL ADVISORS TO THE UNDERWRITERS

as to U.S. law

Linklaters LLP

22nd Floor, Center One Building

26, Eulji-ro 5gil, Jung-gu

Seoul 04539

Korea

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

152 Tehran-ro, Gangnam-gu

Seoul 06236

Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542

LONDON LISTING AGENT

Cleary Gottlieb Steen & Hamilton LLP

2 London Wall Place

London EC2Y 5AU

England

LUXEMBOURG LISTING AGENT

Arendt & Medernach SA

41A, Avenue John F. Kennedy

L-2082 Luxembourg

Grand Duchy of Luxembourg